EXHIBIT 10.2
Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Double asterisks denote omissions. AWARD/CONTRACT	1.THIS CONTRACT IS A RATED ORDER UNDER OPAS (15 CFR 700)	RATING	PAGE OF PAGE 1 46
2. CONTRACT (Proc Inst Ident.) NO. HHSO100201600030C	3. EFFECTIVE DATE See Block 20C	4. ACQUISITION (PURCHASE REQUEST NO. OS165547
5. ISSUED BY CODE	ASPR-BARDA	6. ADMINISTERED BY (If other ______ by)CODE	ASPR BARDA
ASPR-BARDA 200 Independence Ave., S.W. Room 640-G Washington DC 20201	ASPR-BARDA 200 Independence Ave., S.W. Room 638-G Washington DC 20201
7. NAME AND ADDRESS OF CONTRACTOR (No., Street, City Country, State and ZIP Code)
EMERGENT PRODUCT DEVELOPMENT GAITHERSBURG INC. 1365869
EMERGENT PRODUCT DEVELOPMENT GAITHE
300 PROFESSIONAL DR # 100
GAITHERSBURG MD 208793419
8. DELIVERY FOB ORIGIN	x OTHER (See below)
9. DISCOUNT(FOR PROMPT PAYMENT
10. SUBMIT INVOICES (4 copies unless otherwise specified) TO THE ADDRESS SHOWN IN	}	ITEM
CODE	1365869	FACILITY CODE
11. SHIP TO/MARK FORCODE	HHS/OS/ASPR	12. PAYMENT WILL BE MADE BY CODE	PSC
HHS/OS/ASPR 200 C St SW WASHINGTON DC 20201	Program Support Center 330 Independence Avenue SW Washington DC 20201
13. AUTHORITY FOR USING OTHER THAN FULL AND OPEN COMPETITION 10 USC 2304(c)( ) 41 USC 253(c) ( )	14. ACCOUNTING AND APPROPRIATION DATA 2016.1990007.26201
15A. ITEM NO	15B. SUPPLIES/SERVICES	15C. QUANTITY	15D. UNIT	15E. UNIT PRICE	15F. AMOUNT
Continued
15G. TOTAL AMOUNT OF CONTRACT	}	$198,705,042.00
16. TABLE OF CONTENTS
(X)	SEC	DESCRIPTION	PAGE(S)	(X)	SEC.	DESCRIPTION
PART 1 – THE SCHEDULE	PART II – CONTRACT CLAUSES
X	A	SOLICITATION/CONTRACT FORM	1	X	I	CONTRACT CLAUSES	42
X	B	SUPPLIES OR SERVICES AND PRICES/COSTS	3	PART III –LIST OF DOCUMEMTS, EXHIBITS AND OTHER ATTACH
X	C	DESCRIPTION/SPECS/WORK STATEMENT	10	X	J	LIST OF ATTACHMENTS	46
X	D	PACKAGING AND MARKING	11	PART IV – REPRESENTATIONS AND INSTRUCTIONS
X	E	INSPECTION AND ACCEPTANCE	12	K	REPRESENTATIONS, CERTIFICATIONS AND OTHER STATEMENTS OF OFFERORS
X	F	DELIVERIES OR PERFORMANCE	13
X	G	CONTRACT ADMINISTRATION DATA	22	L	INSTRS., CONDS., AND NOTICES TO OFFERORS
X	H	SPECIAL CONTRACT REQUIREMENTS	26	M	EVALUATION FACTORS FOR AWARD
CONTRACTING OFFICER WILL COMPLETE ITEM 17 (SEALED BID OR NEGOTIATED PROCUREMENT) OR 18 (SEALED BID PROCUREMENT) AS APPLICABLE
17. X CONTRACTOR'S NEGOTIATED AGREEMENT (Contractor is required to sign this document and return 2 copies to issuing office.) Contractor agrees to furnish and deliver all items to perform all the services set forth or otherwise identified above and on any continuation sheets for the consideration stated herein. The rights and obligations of the parties to this contract shall be subject to and governed by the following documents (a) this award/contract, (b) the solicitation, if any, and (c) such provisions, representations, certifications, and specifications, as are attached or incorporated by reference herein. (Attachments are listed herein.)

18. SEALED BID AWARD (Contractor is not required to sign this document.) Your bid on
Solicitation Number
including the additions or changes made by you which additions or changes are set forth in full above, is hereby accepted as to the items listed above and on any continuation sheets. This award consummates the contract which consists of the following documents (a) the Government's solicitation and your bid, and (b) this award/contract.
No further contractual document is necessary. (Block 18 should be checked only when awarding a sealed-bid contract.)

19A. NAME AND TITLE OF SIGNER (Type or print) Adam Havey	Adam Havey	20A. NAME OR CONTRACTING OFFICER BROOKE T. BERNOLD
19B. NAME OF CONTRACTOR Emergent BioSolutions BY /s/ Adam Havey (Signature of person authorized to sign)	19C. DATE SIGNED Sep 28, 2016	20B. UNITED STATES OF AMERICA BY /s/ Brooke Bernold (Signature of the Contracting Officer)	20C. DATE SIGNED 9/30/2016
AUTHORIZED FOR LOCAL REPRODUCTION Previous edition is NOT usable.	STANDARD FORM 26 (Rev. 5/2011) Prescribed by GSA • FAR (48 CFR) 53.214(a)

CONTINUATION SHEET	REFERENCE NO. OF DOCUMENT BEING CONTINUE HHSO100201600030C			PAGE OF
				2	46
NAME OF OFFEROR OR CONTRACTOR EMERGENT PRODUCT DEVELOPMENT GAITHERSBURG INC. 1365869
ITEM NO. (A)	SUPPLIES/SERVICES (B)	QUANTITY (C)	UNIT (D)	UNIT PRICE (E)	AMOUNT (F)

Tax ID Number:  [**]
DUNS Number:  [**]
Next Generation Anthrax Vaccine
Delivery:  09/27/2016
Appr. Yr.: 2016 CAN: 1990007 Object Class: 26201
FOB: Destination
Period of Performance: 09/30/2016 to 09/29/2021

1	ASPR-16-06550 – CLIN 0001 and CLIN 0002 – Base contract to Emergent for the Manufacturing Development and Procurement of AV7909 (FDA Licensure and Approval/Initial Purchase, Storage, and Delivery of Product Obligated Amount: $198,705,042.00				198,705,042.00

2	CLIN 0001A – Phase II [**] Study of Studies Required by the FDA [**] Amount: $[**] (Option Line Item)				0.00

3	CLIN 0003 Post IV Marketing Commitments Amount: $[**] (Option Line Item)				0.00

4	CLIN 0004 (A-H) for Additional Surge Capacity (Based on [**] doses at the licensure price of $[**]) Amount: $[**] (Option Line Item)				0.00
AUTHORIZED FOR LOCAL REPRODUCTION				OPTIONAL FORM 336 (4086) Sponsored by GSA FAR (48 CFR) 53 110

PART I – THE SCHEDULE

SECTION B – SUPPLIES OR SERVICES AND PRICES/COSTS

ARTICLE B.1. BRIEF DESCRIPTION OF SUPPLIES OR SERVICES

Emergent Product Development Gaithersburg Inc. is developing NuThrax vaccine as a next generation anthrax vaccine. This vaccine is intended to mitigate anthrax as a bio threat against civilian populations suitable for Post-Exposure Prophylaxis (PEP) as a priority medical countermeasure.

Under the base period-of-performance, Emergent will complete remaining development activities necessary to achieve licensure of the vaccine and manufacture and deliver vaccine product into the Strategic National Stockpile (SNS). The contract options may be exercised to perform additional studies necessary for licensure, support post-licensure commitments as required by the FDA, and procure additional treatment courses for the SNS.

The Research and Development (R&D) effort will progress in specific stages that cover the base performance segment and several options, if necessary, as specified in this contract. The period of performance for the base period is 60 months.

ARTICLE B.2. BASE PERIOD

CLIN	Period of Performance	Supplies/ Services	Total Est. Cost		Fixed Fee (7%)		Total Cost Plus Fixed Fee
COST REIMBURSEMENT
0001 (Base)	09/30/2016 – 09/29/2021	Licensure, approval, and clearance of product through the FDA	[	**]	[	**]	[	**]
FIRM FIXED PRICE
CLIN	Period of Performance	Supplies/ Services	Units (# of Doses)		Unit Price ($)		Total ($)
0002 (Base)	09/30/2016 – 09/29/2021	Initial Purchase, Storage, and Delivery of Product	2,000,000		[	**]	[	**]
Total CLINS 1&2	09/30/2016 – 09/29/2021	See Above Descriptions					$198,705,042 (Funded)

ARTICLE B.3. OPTION PRICES

CLIN	Period of Performance	Supplies/ Services	Total Est. Cost	Fixed Fee	Total Cost Plus Fixed Fee ($)
COST REIMBURSEMENT
0001A (Option Quantity)	[**]	Phase II [**] Study or studies required by the FDA [**]	[**]	[**]	[**]

CLIN	Period of Performance	Supplies/ Services	Total Est. Cost	Fixed Fee	Total Cost Plus Fixed Fee ($)
FIXED PRICE
0003 (Option Quantity)	[**]	Phase IV post marketing commitments /Requirements (This is an option that may or may not be exercised during the base period as determined by the need and as established by the FDA)	N/A	N/A	[**]

CLIN	Period of Performance	Supplies/ Services	Units (# of Product)	FY 2018 Unit Price ($)	Total ($)
0004A (Option Quantity)	[**]	Additional Surge Capacity (EUA)	7,500,000 to [**]	[**]	[**]
0004B (Option Quantity)	[**]	Additional Surge Capacity (Licensure)	7,500,000 to [**]	[**]	[**]
0004C (Option Quantity)	[**]	Additional Surge Capacity (EUA)	[**]	[**]	[**]
0004D (Option Quantity)	[**]	Additional Surge Capacity (Licensure)	[**]	[**]	[**]
0004E (Option Quantity)	[**]	Additional Surge Capacity (EUA)	[**]	[**]	[**]
0004F (Option Quantity)	[**]	Additional Surge Capacity (Licensure)	[**]	[**]	[**]
0004G (Option Quantity)	[**]	Additional Surge Capacity (EUA)	[**]	[**]	[**]
0004H (Option Quantity)	[**]	Additional Surge Capacity (Licensure)	[**]	[**]	[**]

ARTICLE B.4. LIMITATIONS APPLICABLE TO DIRECT COSTS

a.	Items Unallowable Unless Otherwise Provided

Notwithstanding the clause FAR 52.216-7, Allowable Cost and Payment, incorporated in this contract, the costs of the following items or activities shall be unallowable as direct costs unless authorized in writing in advance by the Contracting Officer:

1.	Acquisition, by purchase or lease, of any interest in real property;

2.	Special rearrangement or alteration of facilities;

3.	Purchase or lease of any item of general purpose office furniture or office equipment regardless of dollar value. (General purpose equipment is defined as any items of personal property which are usable for purposes other than research, such as office equipment and furnishings, pocket calculators, etc.);

4.	Travel to attend general scientific meetings;

5.	Unapproved foreign travel;

6.	Consultant costs;

7.	Subcontracts;

8.	Patient care costs;

9.
Accountable Government property (defined as both real and personal property with an acquisition cost of $1,000 or more and a life expectancy of more than two years) and "sensitive items" (defined as items of personal property, supplies and equipment that are highly desirable and easily converted to personal use), regardless of acquisition value.

10.	Printing Costs (as defined in the Government Printing and Binding Regulations).

11.
Light Refreshment and Meal Expenditures - Requests to use contract funds to provide light refreshments and/or meals to either federal or nonfederal employees must be submitted to the Contracting Officer's Representative (COR), with a copy to the Contracting Officer, at least six (6) weeks in advance of the event and are subject to "HHS Policy on Promoting Efficient Spending: Use of Appropriate Funding for Conferences and Meeting, Food and Promotional Items and Printing and Publications." The request shall contain the following information: (a) name, date, and location of the event at which the light refreshments and/or meals will be provided; (b) a brief description of the purpose of the event; (c) a cost breakdown of the estimated light refreshments and/or meals costs; (d) the number of nonfederal and federal attendees receiving light refreshments and/or meals; and (e) if the event will be held at a government facility.

12.
Meeting room or conference space used for face to face meetings with USG staff in the performance of this contract. Justification for why the meeting cannot be held at a government facility must be provided. COA requests must be made at least (2) two weeks prior to meeting date.

13.	Clinical Trial Insurance

b.	Travel Costs

1.
During the Base Period total expenditures for travel (transportation, lodging, subsistence, and incidental expenses) incurred by the Prime Contractor in direct performance of this contract shall not exceed $[**] without prior advance written approval by the Contracting Officer. Costs must be consistent with FAR 52.247-63 – Preference for U.S.- Flag Air Carriers.

2.	The Contactor shall invoice and be reimbursed for all travel costs in accordance with FAR 31.205-46, Contracts with Commercial Organizations, Travel Costs.

3.	Requests for foreign travel must be submitted at least six weeks in advance and shall contain the following:

(i)	Meeting(s) and place(s) to be visited, with costs and dates;
(ii)	Names(s) and title(s) of Contractor personnel to travel and their functions in the contract project;
(iii)	Contract purpose to be served by the travel;
(iv)	How travel of Contractor personnel will benefit and contribute to accomplishing the contract project, or will otherwise justify the expenditure of AMCG contract funds;

(v)	How such advantages justify the costs for travel and absence from the project of more than one person if such are suggested; and
(vi)	What additional functions may be performed by the travelers to accomplish other purpose of the contact and thus further benefit the project.

ARTICLE B.5. ADVANCE UNDERSTANDINGS

a.	Subcontracts and Consultants

Award of any FFP subcontract or FFP consulting agreement in excess of $150,000 or any cost reimbursement subcontract or consulting agreement shall not proceed without the prior written consent of the Contracting Officer via a Contracting Officer Authorization (COA) Letter. COA letters will only be issued upon review of the supporting documentation required by FAR Clause 52.244-2, Subcontracts. After receiving written consent of the subcontract by the Contracting Officer, a copy of the signed, executed subcontract and consulting agreement shall be provided to the Contracting Officer within ten (10) calendar days of full execution.

b.	Site Visits, Inspections and General Audits

At the discretion of the USG and independent of activities conducted by the Contractor, with 48 hours' notice to the Contractor, the USG reserves the right to conduct site visits and inspections on an as needed basis, including collection of product samples and intermediates held by the Contractor, or subcontractor. In case of subcontractor visits and inspections that are independent of activities conducted by the Contractor, the USG shall demonstrate cause for such visit and/or inspection. All costs reasonably incurred by the Contractor and subcontractor for such visit and/or inspection shall be allowable costs.
The Contractor shall coordinate these visits and shall have the opportunity to accompany the USG on any such visits. Under time-sensitive or critical situations, the USG reserves the right to suspend the 48 hour notice to the Contractor.
If the Government, Contractor, or other party identifies any issues during an audit, the Contractor shall capture the issues, identify potential solutions, and provide a report to the Government for review and acceptance.

•	If issues are identified during the audit, Contractor shall submit an issue report to the CO and COR within 10 business days detailing the finding and corrective action(s) of the audit.
•	COR and CO will review the issues report and provide a response to the Contractor within 10 business days.
•	Once corrective action is completed, the Contractor will provide a final report to the CO and COR within a time frame negotiated with the COR in writing after review of the issues report.

c.	QA Audits

BARDA reserves the right to participate in QA audits. Upon completion of the QA audit the Contractor shall provide a report capturing the findings, results, and next steps in proceeding with any potential subcontractors. If action is requested for a subcontractor, detailed corrective and preventative plans for addressing areas of non-conformance to ICH and FDA regulations for GLP, GMP, or GCP guidelines, as identified in the audit report, must be provided to BARDA for review and acceptance. The Contractor shall provide responses from the subcontractors to address these concerns and plans for corrective action execution.

•	Contractor shall notify CO and COR of upcoming, ongoing, or recent audits/site visits of subcontractors as part of weekly communications.
•
Contractor shall notify the COR and CO within 5 business days of report completion. The Contractor shall complete the report within 60 days of the audit/site visit, or as negotiated with the COR in writing dependent upon the audit findings.

d.	Man-in-Plant

At the discretion of the Government and seven calendar (7) days advance notice to the Contractor in writing from the Contracting Officer, the Government may place a man-in- plant in the Contractor's facility, who shall be subject to the Contractor's policies and procedures regarding security and facility access at all times while in the Contractor's facility. As determined by federal law, no Government representative shall publish, divulge, disclose, or make known in any manner, or to any extent not authorized by law, any information coming to him in the course of employment or official duties, while stationed in a contractor plant.

e.	Emergency Use Authorization (EUA)

The Contractor shall be responsible for generating the data to support the USG's filing of a Pre-Emergency Use Authorization (Pre-EUA) package for use of the product prior to FDA licensure or approval during a declared emergency, declared potential emergency, or identification of material threat under an Emergency Use Authorization (EUA).

The Contractor commits to supporting the potential use of the product under a pre-EUA package as submitted by BARDA or the CDC/SNS. The Contractor shall supply BARDA or the CDC/SNS with the data needed to support such a submission, including expanded access INDs, right to hold product, right of reference to the Contractor's Investigational New Drug (IND), or other application that contains the supporting data. The Contractor shall address any FDA comments on all pre-EUA packages as applicable. The Contractor shall maintain and update, as required by the FDA, all required regulatory documentation (investigator brochure, regulatory binder, etc.), that will be used to support use          under EUA and approval/licensure.

Any product which has not received FDA approval or licensure, but has completed submission of a Pre-EUA package deemed acceptable by the FDA and has met the two

(2)
criteria listed below may be considered for procurement at the discretion of the USG. The Contractor would be required to demonstrate the two (2) essential criteria listed below for consideration of procurement of any unapproved products by seeking a COA. The COA shall include a product delivery schedule for consideration and documentation of the following:

•
Substantial evidence, including a validated process, of the Contractor's ability to manufacture a product that would be identical to the commercial scale as required for product approval or licensure. A clear understanding of the outstanding risks, if any, for approval or licensure must be demonstrated.

•
Completion of non-clinical and clinical studies with substantial evidence of safety and efficacy for the indicated use. A list of outstanding activities and targets for completion, adverse events/safety profile which do not pose unusual risks or challenges for FDA approval or licensure shall be provided.

A tentative delivery schedule of product delivery to the inventory (acceptable as in the Quality Agreement) shall be required as part of the COA. The delivery schedule shall be updated periodically as necessary.

For information concerning EUA, please consult  http://www.fda.gov/RegulatoryInformation/Guidances/ucm125127    and  http://www.fda.gov/EmergencyPreparedness/Counterterrorism/MedicalCountermeasures/  MCMLegalRegulatoryandPolicyFramework/ucm182568.htm

f.	Sharing of contract deliverables within United States Government (USG)

In an effort to build a robust medical countermeasure pipeline through increased collaboration, BARDA may share technical deliverables with USG entities responsible for Medical Countermeasure Development. In accordance with recommendations from the Public Health Emergency Medical Countermeasure Enterprise Review, agreements established in the Integrated Portfolio's Portfolio Advisory Committee (PAC) Charter, and agreements between BARDA and the Department of Defense and the National Institutes of Health, BARDA may share technical deliverables and data created in the performance of this contract with colleagues within the Integrated Portfolio. This advance understanding does not authorize BARDA to share financial information outside HHS. The Contractor is advised to review the terms of FAR 52.227-14, Rights in Data – General, regarding the Government's rights to deliverables submitted during performance as well as the Government's rights to data contained within those deliverables.

g.	Overtime Compensation

No overtime (premium) compensation is authorized under the subject contract. Billing of actual hours should be limited to total productive hours in a month.

h.	Option CLINS

If procurement for CLIN 4 occurs after FY 2018, the following chart illustrates the dose prices to be used:

Units (# of Doses)	FY 2019 Unit Price ($)	FY 2020 Unit Price ($)	FY 2021 Unit Price ($)
7,500,000 to [**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]

The USG reserves the right to re-negotiate the option CLINS based on availability of funds and feedback received from the FDA.

i.	Contract Number Designation

On all correspondence submitted under this contract, the Contractor agrees to clearly identify the contract number that appears on the face page of the contract as follows:

HHSO100201600030C

j.	Quality Agreement

The Quality Agreement shall define, establish, and document the responsibilities of both the Contractor and the USG (i.e. – CDC/SNS-Quality Control and BARDA) for event- driven and product shipping, receiving, acceptance into the inventory and/or custody by the USG. These documents shall be drafted, approved, and signed by all parties prior to the commencement of product procurement and acceptance, transport and custody of the product under the CDC/SNS. The Contractor shall provide documentation and resolution for all concerns raised by USG and commits to cooperation in execution of this agreement.

SECTION C - DESCRIPTION/SPECIFICATIONS/WORK STATEMENT

ARTICLE C.1. STATEMENT OF WORK

Independently and not as an agent of the Government, the Contractor shall furnish all the necessary services, qualified personnel, material, equipment, and facilities not otherwise provided by the Government as needed to perform the Statement of Work dated September 30, 2016 set forth in SECTION J - List of Attachments, attached hereto and made a part of the contract.

ARTICLE C.2. REPORTING REQUIREMENTS

See Section F for specific reporting requirements.

All reports required herein shall be submitted in electronic format. All paper/hardcopy documents/reports submitted under this contract shall be printed or copied, double-sided, on at least 30 percent post-consumer fiber paper, whenever practicable, in accordance with FAR 4.302(b).

ARTICLE C.3. TWICE MONTHLY CONFERENCE CALLS

A conference call between the Contracting Officer's Representative (COR) and the Contractor's Project Leaders/delegates and designees shall occur twice-monthly or as directed by the Contracting Officer and Contracting Officer's Representative. During this call the Contractor's Project Leaders/delegates and designees will discuss the activities since the last call, any problems that have arisen and the activities planned until the next call takes place. The Contractor's Project Leaders/delegates may choose to include other key personnel on the conference call to give detailed updates on specific projects or this may be requested by the Contracting Officer's Representative.

ARTICLE C.4. PROJECT MEETINGS

The Contractor shall participate in Project Meetings to coordinate the performance of the contract, as requested by the Contracting Officer's Representative. These meetings may include face-to- face meetings with AMCG/BARDA in Washington, D.C. and at work sites of the Contractor. Such meetings may include, but are not limited to, meetings of the Contractor to discuss study designs, site visits to the Contractor's facilities, and meetings with the Contractor and HHS officials to discuss the technical, regulatory, and ethical aspects of the program. Subject to the data rights provisions in this contract, the Contractor will provide data, reports, and presentations to groups of outside experts and USG personnel as required by the Contracting Officer and Contracting Officer's Representative in order to facilitate review of contract activities.

SECTION D – PACKAGING, MARKING AND SHIPPING

All deliverables required under this contract shall be packaged, marked and shipped in accordance with Government specifications. At a minimum, all deliverables shall be marked with the date, contract number and Contractor name. The Contractor shall guarantee that all required materials shall be delivered in immediate usable and acceptable condition.

SECTION E – INSPECTION AND ACCEPTANCE

The Contracting Officer or the duly authorized representative will perform inspection and acceptance of materials and services to be provided under this contract.

For the purpose of this SECTION E, the designated Contracting Officer's Representative (COR) is the authorized representative of the Contracting Officer. The COR will assist in resolving technical issues that arise during performance. The COR however is not authorized to change any contract terms or authorize any changes in the Statement of Work or modify or extend the period of performance, or authorize reimbursement of any costs incurred during performance.
The Contractor is advised to review FAR 52.243-1 Changes – Fixed Price Contracts Alternate V and FAR 52.243-2 Changes-Cost reimbursement contracts Alternative V, which is incorporated by reference into this contract in ARTICLE I.1.

Inspection and acceptance will be performed at:

Office of Acquisition Management, Contracts, and Grants (AMCG) Office of the Assistant Secretary for Preparedness and Response
U.S.	Department of Health and Human Services 200 C St. SW
Washington, D.C. 20024

Acceptance may be presumed unless otherwise indicated in writing by the Contracting Officer or the duly authorized representative within 30 days of receipt.

The contract incorporates the following clause by reference with the same force and effect as if it were given in full text. Upon request, the Contracting Officer will make its full text available.

FAR 52.246-4, Inspection of Services - Fixed Price (August 1996)

FAR 52.246-5, Inspection of Services - Cost-Reimbursement (April 1984)

FAR 52.246-9, Inspection of Research and Development (Short Form) (April 1984) FAR 52.246-16, Responsibility for Supplies (April 1984)

SECTION F – DELIVERIES OR PERFORMANCE

ARTICLE F.1. PERIOD OF PERFORMANCE

The period of performance for this contract shall be from September 30, 2016 through September 29, 2021. The period of performance for the base period of this contract shall be consistent with the dates set forth in SECTION B. If the Government exercises option(s), the period of performance will be extended as described under in SECTION B of this contract.

ARTICLE F.2. REPORTING REQUIREMENTS

In all cases the reports are intended to provide sufficient detail to understand the Contractor's approach and progress to addressing the technical requirements. The reports supplement, and do NOT replace, routine (i.e. daily) communication between the COR and project manager and/or their designee(s) regarding project plans and progress.

A.	Monthly Progress Report

This report shall include a description of the activities during the reporting period and the activities planned for the ensuing reporting period. The first reporting period consists of the first full month of performance plus any fractional part of the initial month. Thereafter, the reporting period shall consist of each calendar month.

The Contractor shall submit a Monthly Progress Report on or before the 15th calendar day following the last day of each reporting period and shall include the following:

Title Page: The title page for this report shall include the contract number and title; the type of report and period that it covers; the Contractor's name, address, telephone number, fax number, and e-mail address; and the date of submission.

Distribution List: A list of individuals receiving the Technical Progress report.

Progress:

SECTION I - An introduction covering the purpose and scope of the contract effort. SECTION II Part A: SUMMARY - A description or table summarizing ongoing activities.
SECTION II Part B: MANAGEMENT AND ADMINISTRATIVE UPDATE – This section shall include a description of all meetings, conference calls, etc. that have taken place during the reporting period. Include progress on administration and management issues (e.g. evaluating and managing subcontractor performance and personnel changes).
Please include all Quality Management System, Quality Control, and Quality Assurance updates as part of this report or as requested by the COR.

SECTION II Part C: TECHNICAL PROGRESS – This section shall document the results of work completed and costs incurred during the period covered in relation to the proposed progress, effort, and budget. The report shall be in sufficient detail to explain comprehensively the results achieved.

SECTION II Part D: ISSUES – This section shall include a description of problems encountered and proposed corrective action; differences between planned and actual progress; why the differences have occurred and what corrective actions are planned; and if a project activity is delinquent, then what corrective action steps are planned.
Revised timelines shall be provided.

SECTION II Part E: PROPOSED WORK – This section shall include a summary of work proposed as a rolling three (3) month forecast for the next reporting period, by a certain date, and by whom.

SECTION II Part F: MANUFACTURING AND SUPPLY CHAIN MANAGEMENT – This
section shall include a summary of the manufacturing and supply-chain related activities. Also include in this section updates to the production plan, capacity projections, stability results, inventory and shipment/distribution information.

Invoices: Summary of any invoices submitted during the reporting period.

A Monthly Progress Report will not be required in the same months that Annual or Final Technical Progress Reports are due.

B.	Annual Progress Report

This report shall include a summation of the activities during the reporting period, and the activities planned for the ensuing reporting period. The first reporting period consists of the first full year of performance plus any fractional part of the initial year. Thereafter, the reporting period shall consist of each calendar year.

The Contractor shall submit an Annual Progress Report on or before the 30th calendar day following the last day of each reporting period and shall include the following:

Title Page: The title page for this report shall include the contract number and title; the type of report and period that it covers; the Contractor's name, address, telephone number, fax number, and e-mail address; and the date of submission.

Distribution List: A list of individuals receiving the Technical Progress report.

Progress:

SECTION I - An introduction covering the purpose and scope of the contract effort. SECTION II Part A: SUMMARY - A description or table summarizing ongoing activities.
SECTION II Part B: MANAGEMENT AND ADMINISTRATIVE UPDATE – This section shall include a description of all meetings, conference calls, etc. that have taken place during the reporting period. Include progress on administration and management issues (e.g. evaluating and managing subcontractor performance and personnel changes).
Please include all Quality Management System, Quality Control, and Quality Assurance updates as part of this report or as requested by the COR.

SECTION II Part C: TECHNICAL PROGRESS – This section shall document the results of work completed and costs incurred during the period covered in relation to proposed progress, effort, and budget. The report shall be in sufficient detail to explain comprehensively the results achieved.

SECTION II Part D: ISSUES – This section shall include a description of problems encountered and proposed corrective action; differences between planned and actual progress; why the differences have occurred and what corrective actions are planned; and if a project activity is delinquent, then what corrective action steps are planned.
Revised timelines shall be provided.

SECTION II Part E: PROPOSED WORK – This section shall include a summary of work proposed as an annual forecast for the next reporting period, by a certain date, and by whom.

SECTION II Part F: MANUFACTURING AND SUPPLY CHAIN MANAGEMENT – This
section shall include a summary of the manufacturing and supply-chain related activities. Also include in this section updates to the production plan, capacity projections, stability results, inventory and shipment/distribution information.

Invoices: Summary of any invoices submitted during the reporting period.

An Annual Progress Report will not be required for the period when the Final Technical Progress Report is due.

C.	Draft Final Report and Final Report

These reports are to include a summation of the work performed and results obtained for execution of various studies or technical work packages during the entire contract period of performance. This report shall be in sufficient detail to describe comprehensively the results achieved. The Draft Final Progress Report shall be due forty-five (45) calendar days prior to the expiration date of the contract and the Final Progress Report is due on or before the expiration date of the contract. The report shall conform to the following format:

Title Page: The title for these reports shall include the contract number and title; the type of report and period that it covers; the Contractor's name, address, telephone number, fax number, and e-mail address; and the date of submission.

Distribution List: A list of individuals receiving the Technical Progress report.

Progress:

SECTION I: EXECUTIVE SUMMARY - Summarize the purpose and scope of the contract effort including a summary of the major accomplishments relative to the specific activities set forth in the Statement of Work.

SECTION II: RESULTS - A detailed description of the work performed and the results obtained including all expenses for the entire contract period of performance.

D.	FDA Regulatory Agency Correspondence, Meeting Summaries, and Submissions.

a.
Within five business days of any formal meeting with the FDA or other regulatory agency, the Contractor shall forward the initial draft minutes to BARDA. The Contractor shall forward the final minutes when available.

b.
Within five business days of any informal meeting with the FDA or other regulatory agency, the Contractor shall provide a formal contact report to BARDA. The Contractor shall forward the final minutes when available and if applicable.

c.
The Contractor shall forward the dates and times of any formal meeting with the FDA and other regulatory agencies to BARDA as soon as the meeting times are known and make arrangements for appropriate BARDA staff to attend the meetings.

d.
The Contractor shall provide BARDA the opportunity to review and comment upon any documents to be submitted to the FDA or other regulatory agency. The Contractor shall provide BARDA with five (5) business days in which to review and provide comments back to the Contractor prior to the Contractor's submission to the FDA.

e.	The Contractor shall make Standard Operating Procedures (SOPs) available upon request from COR.

f.	The Contractor shall provide raw data and/or specific analysis of data generated with USG funds upon request from the COR.

g.
The Contractor shall notify the Contracting Officer's Representative and Contracting Officer within 24 hours of all site visits/audits conducted by the FDA or any other regulatory agency. The Contractor shall provide the USG with an exact copy (non-redacted) of the FDA Form 483 and the Establishment Inspection Report (EIR). The Contractor shall provide the Contracting Officer's

Representative and Contracting Officer copies of the plan for addressing areas of non-conformance to FDA regulations for GLP guidelines as identified in the audit report, status updates during the plans execution, and a copy of all final responses to the FDA. The Contractor shall also provide redacted copies of any FDA audits received from subcontractors that occur as a result of this contract or for this product. The Contractor shall make arrangements with the COR for the appropriate BARDA representative(s) to be present during the final debrief by the regulatory inspector.

E.	Other Requirements/Deliverables

a.	Integrated Master Project Plan
The Contractor shall provide an Integrated Master Project Plan (including tabular and Gantt forms) to BARDA that clearly indicates the critical path to annual deliverables and Work Breakdown Structure (WBS) elements. Attention shall be placed on providing sufficient turnaround time for the USG (BARDA, FDA, and CDC) for review of critical documentation. The Contractor shall integrate to demonstrate interdependencies among all CLINS. The Integrated Master Project Plan shall be incorporated into any potential contract and will be used to monitor performance of the contract. This report shall be due within 90 days of contract award. Updates shall be due as requested by the COR or Alternate COR.

i.	Critical Path Milestones
The Integrated Master Project Plan shall outline key, critical path milestones, with "Go/No Go" decision criteria (entrance and exit criteria for each phase of the project). This report shall be due within 90 days of contract award. Updates shall be due as requested by the COR or Alternate COR.

ii.	Work Breakdown Structure
The USG has provided a Contract Work Breakdown Structure (CWBS) template (See  http://www.phe.gov/about/amcg/contracts/Pages/toolkit.aspx) and the Contractor shall further delineate the CWBS to Level 5 as part of their Integrated Master Project Plan. The WBS shall be discernable and consistent. BARDA may require Contractor to furnish WBS data at the work package level or at a lower level if there is significant complexity and risk associated with the task. This report shall be due within 90 days of contract award. Updates shall be due as requested by the COR or Alternate COR.

iii.	Risk Mitigation Plan/Matrix
The Contractor shall develop and maintain a risk management plan that highlights potential problems and/or issues that may arise during the life of the contract, their impact on cost, schedule and performance, and appropriate remediation plans. This plan shall reference relevant WBS/SOW elements where appropriate. The USG has provided a Risk Mitigation Matrix template (See http://www.phe.gov/about/amcg/contracts/Pages/toolkit.aspx) to be completed by any prospective Contractor. This report shall be due within 90 days of contract award. Updates shall be due as requested by the COR or Alternate COR.

b.	Technology Packages
Technology packages developed under the contract that includes complete protocols must be submitted at the request of the BARDA Contracting Officer's Representative. See FAR clauses 52.227-11, Patent Rights-Ownership by the Contractor, and 52.227-14, Rights in Data. This report shall be due upon request from the COR or Alternate COR.

c.	Experimental Protocols
The Contractor shall submit to the COR all protocols and associated study/experiment/test plans prior to the execution of any non-clinical animal study or clinical study for BARDA approval or upon request by the COR or Alternate COR when required. Approval must be provided in writing by the COR or Alternate COR prior to the execution of the study.

d.	Annual/Final Invention Report
All reports and documentation required by FAR Clause 52.227-11, Patent Rights- Ownership by the Contractor, including, but not limited to, the invention disclosure report, the confirmatory license, and the Government support certification. An Annual Invention Report shall be due on or before the 30th calendar day after the completion of each reporting period. A Final Invention
Report (see FAR 27.303 (b)(2)(ii)) shall be due on or before the expiration date of the contract. If no invention is disclosed or no activity has occurred on a previously disclosed invention during the applicable reporting period, a negative report shall be submitted to the Contracting Officer.

e.	Publications
Any manuscript or scientific meeting abstract containing data generated under this contract must be submitted to COR for review prior to submission.
Publications are due within 10 business days for manuscripts and 5 business days for abstracts prior to public release.

f.	Press Releases
The Contractor agrees to accurately and factually represent the work conducted under this contract in all press releases. The Contractor shall ensure the Contracting Officer has received and approved an advanced copy of any press release not less than five (5) business days prior to the issuance of any potential press release.

g.	Incident Security Report
The Contractor shall report to the government any activity; or incident that is in violation of established security standards; or indicates the loss or theft of government products. Reports shall be due within 24 hours after occurrence of an activity or incident.

h.	Security Plan
                               The Contractor shall submit a draft security plan within 90 days of contract award. A detailed security plan with any updates shall be submitted for approval at least three (3) months prior to the initiation of product procurement with proper documentation. The Contractor shall cooperate with USG representatives to develop a sustainable security plan to ensure continued security of the premises. Security plan updates are required when an incident security report has been filed.

F.	Earned Value Management System Plan

a.	Earned Value Management System Plan:

Subject to the requirements under HHSAR Clause 352.234-3, the Contractor shall use principles of Earned Value Management System (EVMS) in the management of this contract (include this plan as part of the monthly, annual, and final reports). The Seven Principles are:

I.	Plan all work scope for the program to completion.

II.	Break down the program work scope into finite pieces that can be assigned to a responsible person or organization for control of technical, schedule, and cost objectives.

III.	Integrate program work scope, schedule, and cost objectives into a performance measurement baseline plan against which accomplishments may be measured. Control changes to the baseline.

IV.	Use actual cost incurred and recorded in accomplishing the work performed.

V.	Objectively assess accomplishments at the work performance level.
VI.	Analyze significant variances from the plan, forecast impacts, and prepare an estimate at completion based on performance to date and work to be performed.

VII.	Use earned value information in the company's management processes.

VIII.
Elements of EVMS shall be applied to all CLINs as part of the Integrated Master Project Plan, the Contractor shall submit  a written summary of the management procedures that it will establish, maintain and use to comply with EVMS requirements.

b.	Performance Measurement Baseline Review (PMBR):

The Contractor shall submit a PMBR plan electronically via email to the CO and COR for a PMBR to occur within 90 days of contract award. At the PMBR, the Contractor and BARDA shall mutually agree upon the budget, schedule and technical plan baselines (Performance Measurement Baseline). These baselines shall be the basis for monitoring and reporting progress throughout the life of the contract. The PMBR is conducted to achieve confidence that the baselines accurately capture the entire technical scope of work, are consistent with contract schedule requirements, are reasonably and logically planned, and have adequate resources assigned. The goals of the PMBR are as FOLLOWS:

I.	Jointly assess areas such as the Contractor's planning for complete coverage of the SOW, logical scheduling of the work activities, adequate resources, and identification of inherent risks.

II.	Confirm the integrity of the Performance Measurement Baseline (PMB).

III.	Foster the use of EVM as a means of communication.

IV.	Provide confidence in the validity of Contractor reporting

V.	Identify risks associated with the PMB.

VI.	Present any revised PMBs for approval.

VII.
Present an Integrated Master Schedule: The Contractor shall deliver an initial program level Integrated Master Schedule (IMS) that rolls up all time-phased WBS elements down to the activity level. This IMS shall include the dependencies that exist between tasks. This IMS will be agreed to and finalized at the PMBR. DI- MGMT-81650 may be referenced as guidance in creation of the IMS (see http://www.acq.osd.mil/pm/).

VIII.	Present the Risk Management Plan.

c.	Integrated Master Schedule

The Contractor shall provide a program Integrated Master Schedule (IMS) with monthly status updates (e.g. % complete with program tasks).

Initial IMS due thirty (30) days after award. Monthly status updates are due the 20th day of the month after the end of each month.

The Integrated Master Schedule shall be incorporated into the contract, and shall be used to monitor performance of the contract. The Contractor shall include the key milestones and Go/No Go decision gates. The Contractor shall include BARDA Portfolio Management Milestones (See the AMCG Business Toolkit for a description and sample (http://www.phe.gov/about/amcg/contracts/Pages/toolkit.aspx) in their IMS and provide monthly updates within their IMS. This IMS shall include the following fields at a minimum; baseline start and finish, forecast start and finish, actual start and finish, predecessor and/or successor. The Contractor shall deliver the Integrated Master Schedule, viewed at the work package level in MS Project file format

d.	Earned Value Contract Performance Report (EV-CPR)

a.
The Offeror shall deliver an Earned Value Contract Performance Report (CPR) on a monthly basis per the instruction in DI-MGMT-81466A (see  http://www.acq.osd.mil/pm/). The Contractor shall provide Format 1, Format 3, and Format 5 only. Format 1 will be reported at the Work Breakdown Structure level 3 agreed to by BARDA and the Contractor.

b.
EV Variance thresholds will be negotiated with the Contractor post-award but for planning purposes will likely be (+/- 10% and $30,000). In conjunction with the CPR, the Contractor shall provide a monthly update to the IMS with up to date performance data and shall include actual start/finish and projected start / finish dates.

c.
The supplemental monthly CAP report shall contain, at the work package level, time phased budget (budgeted cost of work scheduled (BCWS)), earned value (budgeted cost of work performed (BCWP)), and actual costs of work performed (ACWP) as captured in the Contractor's EVM systems.

d.
The Contractor and BARDA shall participate in regular meetings to coordinate and oversee the contracting effort as requested by the COR. Such meetings may include, but are not limited to, site visits to the Contractor's and/or subcontractor's facilities, meetings with individual Contractors and other HHS officials to discuss the technical, regulatory, and ethical aspects of the program. The Contractor shall provide data, reports, and presentations to groups of outside experts and USG personnel and Government-contracted subject matter experts as required by the BARDA COR in order to facilitate review of contract activities.

e.
The Contractor shall provide a list of individuals to serve as primary and secondary points of contact who will be available 24 hours a day, seven days a week, to be notified in case of a public health emergency.

ARTICLE F.3. DELIVERIES

Successful performance of the final contract shall be deemed to occur upon performance of the work set forth in the Statement of Work dated September 30, 2016, set forth in SECTION J - List of Attachments of this contract and upon delivery and acceptance by the Contracting Officer, or the duly authorized representative, of the following items in accordance with the stated delivery schedule below:

Item No.	Description	Addresses	Deliverable Schedule
1	Monthly Progress Report	CO: (1) electronic copy COR: (1) electronic copy	Reports are due on or before the 15th of each month following the end of each reporting period.
2	Annual Progress Report	CO: (1) electronic copy COR: (1) electronic copy	Reports are due on or before the 30th calendar day following the end of each reporting period.
3	Draft Final Progress Report	CO: (1) electronic copy COR: (1) electronic copy	Report is due 45 Calendar days prior to the expiration date of the contract.
4	Final Progress Report	CO: (1) electronic copy COR: (1) electronic copy	Report is due on or before the expiration date of the contract.
5	FDA/ Regulatory Agency Correspondence and Meeting Summaries	COR: (1) electronic copy	Reports are due within 5 business days of each meeting for Contractor's minutes, upon receipt of minutes from FDA/ regulatory agency, and upon request from the COR or Alternate COR.
6	Integrated Master Project Plan -Critical Path Milestones - Work Breakdown Structure - Risk Mitigation Plan/Matrix	COR: (1) electronic copy	Report is due within 90 days of contract award. Updates are due as requested by the COR or Alternate COR.
7	Technology Packages	COR: (1) electronic copy	Upon request from the COR or Alternate COR.
8	Experimental Protocols for non- clinical animal studies or clinical studies	COR: (1) electronic copy	Upon request from the COR or Alternate COR. Written approval from the COR or Alternate COR is required prior to the execution of the study.
9	Annual/Final Invention Report	CO: (1) electronic copy COR: (1) electronic copy	An Annual Invention Report is due on or before the 30th calendar day after the completion of each reporting period. A Final Invention Report is due on or before the expiration date of the contract.
10	Publications	COR: (1) electronic copy	Reports are due within 10 business days for manuscripts and 5 business days for abstracts.
11	Press Releases	CO: (1) electronic copy COR: (1) electronic copy	Reports/Notices are due for approval to the CO not less than five (5) business days prior to the issuance of any potential press release.
12	Incident Security Report	CO: (1) electronic copy COR: (1) electronic copy	Reports are due within 24 hours after occurrence of an activity or incident.
13	Security Plan	CO: (1) electronic copy COR: (1) electronic copy	Draft report is due within 90 days of contract award. Updates are due at least 3 months prior to product procurement or as requested by the COR or Alternate COR.
14	Earned Value Management Requirements	CO: (1) electronic copy COR: (1) electronic copy	As detailed in Section F.2 Reporting Requirements, subpart -F.

Email Addresses: CO – [**]
COR – [**]

ARTICLE F.4. FEDERAL ACQUISITION REGULATION CLAUSES INCORPORATED BY REFERENCE, FAR 52.252-2 (FEBRUARY 1998)

This contract incorporates the following clause(s) by reference, with the same force and effect as if it were given in full text. Upon request, the Contracting Officer will make its full text available.
The full text of each clause may be accessed electronically at this address: http://www.acquisition.gov/far.

FAR 52.242-15, Stop Work Order (August 1989)
FAR 52.242-15, Alternate 1 (April 1984) is applicable to this contract.

SECTION G - CONTRACT ADMINISTRATION DATA

ARTICLE G.1. CONTRACTING OFFICER

The following Contracting Officer (CO) will represent the Government for the purpose of this contract:

[**] DHHS/OS/ASPR/AMCG 200 C St.
Washington, D.C. 20024

a.
The Contracting Officer (CO) is the only individual who can legally commit the Government to the expenditure of public funds. No person other than the CO can make any changes to the terms, conditions, general provisions, specifications or other requirements of this contract.

b.
The Contracting Officer (CO) is the only person with authority to act as agent of the Government under this contract. Only the CO has authority to: (1) direct or negotiate any changes in the statement of work; (2) modify or extend the period of performance; (3) change the delivery schedule; (4) authorize reimbursement to the Contractor for any costs incurred during the performance of this contract; or (5) otherwise change any terms and conditions of this contract.

c.	No information, other than that which may be contained in an authorized modification to this contract duly issued by the CO, shall be considered grounds for deviation from this contract.

d.	The Government may unilaterally change its CO designation.

ARTICLE G.2. CONTRACTING OFFICER'S REPRESENTATIVE (COR)

The following Contracting Officer's Representative (COR) will represent the Government for the purpose of this contract:

[**]        Contracting Officer's Representative
Biomedical Advanced Research and Development Authority (BARDA)
Office of the Assistant Secretary for Preparedness and Response
Department of Health and Human Services
[**]

Mailing Address: 200 C St.
Washington, D.C. 20024
Alternate COR:
[**]
Alternate Contracting Officer's Representative (COR)
Biomedical Advanced Research and Development Authority (BARDA) Office of the Assistant Secretary for Preparedness and Response Department of Health and Human Services
[**]

Mailing Address: 200 C St.
Washington, D.C. 20024

The COR is responsible for:
a.	Monitoring the Contractor's technical progress, including the surveillance and assessment of performance and recommending to the Contracting Officer changes in requirements;
b.	Assisting the Contracting Officer in interpreting the statement of work and any other technical performance requirements;
c.	Performing technical evaluation as required;
d.	Performing technical inspections and assisting the Contracting Officer in acceptances of deliverables required by this contract; and
e.	Assisting in the resolution of technical problems encountered during performance.
f.	The Government may unilaterally change its COR designation(s).

ARTICLE G.3. KEY PERSONNEL

The key personnel specified in this contract are considered to be essential to work performance. At least 30 days prior to diverting any of the specified individuals to other programs or contracts (or as soon as possible, if an individual must be replaced, for example, as a result of leaving the employ of the Contractor), the Contractor shall notify the Contracting Officer and shall submit comprehensive justification for the diversion or replacement request (including proposed substitutions for key personnel) to permit evaluation by the Government of the impact on performance under this contract. The Contractor shall not divert or otherwise replace any key personnel without the written consent of the Contracting Officer. The Government may modify the contract to add or delete key personnel at the request of the Contractor or Government.

The following individuals are considered to be essential to the work being performed hereunder:

Name	Title
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]

ARTICLE G.4. INVOICE SUBMISSION

a.	The Contractor shall submit an electronic copy of contract monthly invoices/financial reports to the Contracting Officer as defined above, in ARTICLE G of this contract.
b.
Contractor invoices/financial reports shall conform to the form, format, and content requirements of the instructions for Invoice/Financing requests made a part of the contract at Section J, Attachments 2 & 3.

c.	Monthly invoices must include the cumulative total expenses to date, adjusted (as applicable) to show any amounts suspended by the Government.

d.
The Contractor agrees to immediately notify the Contracting Officer in writing if there is an anticipated overrun (any amount) or unexpended balance (greater than 10 percent) of the estimated costs for the base period or any options for additional quantities (See estimated costs under Articles B.2 and B.3) and the reasons for the variance. Also refer to the requirements of FAR Clause 52.232-20, Limitation of Cost.

e.
The Contractor shall submit an electronic copy of the payment request to the approving official instead of a paper copy. The payment request shall be transmitted as an attachment via e-mail to the address listed above in one of the following formats: MSWord,

MS Excel, or Adobe Portable Document Format (PDF). Only one payment request shall be submitted per e-mail and the subject line of the e-mail shall include the Contractor's name, contract number, and unique invoice number.

f.	All invoice submissions shall be in accordance with FAR Clause 52.232-25, Prompt Payment.

g.
Invoices shall be delivered electronically to the Contracting Officer (CO), the Contracting Officer's Representative (COR), PSC, and e-Room electronically. Unless otherwise specified by the Contracting Officer, all deliverables, invoices, and reports furnished to the Government under the resultant contract shall be addressed as follows:

[**] Contracting Officer HHS/ASPR/AMCG 200 C Street, S.W. Washington, DC 20024 Email: [**]	[**] Contracting Officer Representative HHS/ASPR/BARDA 200 C Street, S.W. Washington, DC 20024 Email: [**]	Email invoices to: PSC_Invoices@psc.hhs.gov e-Room

ARTICLE G.5. INDIRECT COST RATES

The established provisional billing rates are based on rates approved by NIH-DFAS and adjustments made for consumable materials, which are specific to this contract HHSO100201600030C, per 2016 Provisional Billing Rate letter dated September 15, 2016. The following interim provisional indirect rates will be utilized for billing purposes during the period of performance: Fringe benefits at [**]%, Development O/H at [**]%, G&A at [**]% and Material and Subcontracting Handling at [**]%. Final rate proposals must be sent to the Contracting Officer upon immediate notification from the cognizant audit agency. See FAR Clause 52.216-7, Allowable Cost and Payment.

ARTICLE G.6. PROVIDING ACCELERATED PAYMENT TO SMALL BUSINESS SUBCONTRACTORS, FAR 52.232-40 (December 2013)

(a)
Upon receipt of accelerated payments from the Government, the Contractor shall make accelerated payments to its small business subcontractors under this contract, to the maximum extent practicable and prior to when such payment is otherwise required under the applicable contract or subcontract, after receipt of a proper invoice and all other required documentation from the small business subcontractor.

(b)	The acceleration of payments under this clause does not provide any new rights under the prompt Payment Act.

(c)
Include the substance of this clause, include this paragraph c, in all subcontracts with small business concerns, including subcontracts with small business concerns for the acquisition of commercial items.

ARTICLE G.7. POST AWARD EVALUATION OF CONTRACTOR PERFORMANCE

1.	Contractor Performance Evaluations

Interim and final evaluations of Contractor performance will be prepared on this contract in accordance with FAR Subpart 42.15. The final performance evaluation will be prepared at the time of completion of work. In addition to the final evaluation, interim evaluation(s) will be prepared annually as to coincide with the Anniversary date of the contract.

Interim and final evaluations will be provided to the Contractor as soon as practicable after completion of the evaluation. The Contractor will be permitted thirty days to review the document and to submit additional information or a rebutting statement. If agreement cannot be reached between the parties, the matter will be referred to an individual one level above the Contracting Officer whose decision will be final.

Copies of the evaluations, Contractor responses, and review comments, if any, will be retained as part of the contract file, and may be used to support future award decisions.

2.	Electronic Access to Contractor Performance Evaluations

Contractors may access evaluations through a secure website for review and comment at the following:

http://cpars.gov

ARTICLE G.8. CONTRACT COMMUNICATIONS/CORRESPONDENCE

The Contractor shall identify all correspondence, reports, and other data pertinent to this contract by imprinting the contract number HHSO100201600030C from Page 1 of the contract.

ARTICLE G.9. GOVERNMENT PROPERTY

1.
In addition to the requirements of the clause, GOVERNMENT PROPERTY, incorporated in SECTION I of this contract, the Contractor shall comply with the provisions of HHS Publication, "Contractor's Guide for Control of Government Property," which is incorporated into this contract by reference. This document can be accessed at:

http://www.hhs.gov/hhsmanuals/ (HHS Logistics Management Manual)

Among other issues, this publication provides a summary of the Contractor's responsibilities regarding purchasing authorizations and inventory and reporting requirements under the contract.

2.
Notwithstanding the provisions outlined in the HHS Publication, "Contractor's Guide for Control of Government Property," which is incorporated in this contract in paragraph 1 above, the Contractor shall use the form entitled, "Report of Government Owned, Contractor Held Property" for submitting summary reports required under this contract, as directed by the Contracting Officer or his/her designee. This form is included as an attachment in SECTION J of this contract.

3.	Title will vest in the Government for equipment purchased as a direct cost.

Section H – Special Contract Requirements

ARTICLE H.1. PROTECTION OF HUMAN SUBJECTS

a.
The Contractor agrees that the rights and welfare of human subjects involved in research under this contract shall be protected in accordance with 45 CFR Part 46 and with the Contractor's current Assurance of Compliance on file with the Office for Human Research Protections (OHRP), Department of Health and Human Services. The Contractor further agrees to provide certification at least annually that the Institutional Review Board has reviewed and approved the procedures, which involve human subjects in accordance with 45 CFR Part 46 and the Assurance of Compliance.

b.
The Contractor shall bear full responsibility for the performance of all work and services involving the use of human subjects under this contract and shall ensure that work is conducted in a proper manner and as safely as is feasible. The parties hereto agree that the Contractor retains the right to control and direct the performance of all work under this contract. The Contractor shall not deem anything in this contract to constitute the Contractor or any subcontractor, agent or employee of the Contractor, or any other person, organization, institution, or group of any kind whatsoever, as the agent or employee of the Government. The Contractor agrees that it has entered into this contract and will discharge its obligations, duties, and undertakings and the work pursuant thereto, whether requiring professional judgment or otherwise, as an independent Contractor without imputing liability on the part of the Government for the acts of the Contractor or its employees.

c.
Contractors involving other agencies or institutions in activities considered to be engaged in research involving human subjects must ensure that such other agencies or institutions obtain their own FWA if they are routinely engaged in research involving human subjects or ensure that such agencies or institutions are covered by the Contractors' FWA via designation as agents of the institution or via individual investigator agreements (see OHRP website at: http://www.hhs.gov/ohrp/policy/guidanceonalternativetofwa.pdf).

d.
If at any time during the performance of this contract, the Contracting Officer determines, in consultation with OHRP that the Contractor is not in compliance with any of the requirements and/or standards stated in paragraphs (a) and (b) above, the Contracting Officer may immediately suspend, in whole or in part, work and further payments under this contract until the Contractor corrects the noncompliance. The Contracting Officer may communicate the notice of suspension by telephone with confirmation in writing. If the Contractor fails to complete corrective action within the period of time designated in the Contracting Officer's written notice of suspension, the Contracting Officer may, after consultation with OHRP, terminate this contract in whole or in part, and the Contractor's name may be removed from the list of those Contractors with approved Human Subject Assurances.

ARTICLE H.2. NON-CLINICAL RESEARCH

PHS Policy on Humane Care and Use of Laboratory Animals

Before initiation of research and then with the annual progress report, the Contractor must submit to the Government a copy of the current Institutional Animal Care and Use Committees (IACUC) documentation of continuing review and approval and the Office of Laboratory Animal Welfare (OLAW- National Institutes of Health) Federal Wide Assurance (FWA) number for the institution or site.
If other institutions are involved in the research (e.g., a multicenter trial or study), each institution's IACUC must review and approve the protocol. They must also provide the Government initial documentation and documentation of continuing review and approval and FWA number.

The Contractor must ensure that the applications as well as all protocols are reviewed by the performing institution's IACUC.
To help ensure the safety of animals used in BARDA funded studies, the Contractor must provide the Government copies of documents related to all major changes in the status of ongoing protocols, including the following:
a)	All amendments or changes to the protocol, identified by protocol version number, date, or both and date it is valid.
b)	All material changes in IACUC policies and procedures, identified by version number, date, and all required signatories (if applicable)
c)	Termination or temporary suspension of the study(ies) for regulatory issues
d)	Termination or temporary suspension of the protocol.
e)	Any change that is made in the specific IACUC approval for the indicated study(ies).
f)	Any other problems or issues that could affect the scientific integrity of the study(ies), i.e. fraud, misrepresentation, misappropriation of funds, etc.
Contractors must notify the Government by email of any of the above changes within three business days from the time Contractor becomes aware of such changes, followed by a letter signed by the institutional business official, detailing notification of the change of status to the local IACUC and a copy of any responses from the IACUC.
If a non-clinical protocol has been reviewed by an institutional biosafety committee (IBC) or the NIH Recombinant DNA Advisory Committee (RAC), the Contractor must provide information about the initial and ongoing review and approval, if any. See the NIH Guidelines for Research  Involving Recombinant DNA Molecules.

Non-Clinical Data and Safety Monitoring Requirements

The Contractor shall continue safety monitoring for all non-clinical studies of investigational drugs, devices, or biologics. FDA expects non-clinical studies to include safety in addition to efficacy. The Contractor should consider evaluation of clinical relevant safety markers in the pivotal and non-pivotal, non-clinical studies.
BARDA will work with the Contractors on decisions regarding the type and extent of safety data accrual to be employed before the start of efficacy or safety studies.
The Contractor shall inform the Government of any upcoming site visits and/or audits of CRO facilities funded under this effort. The Government reserves the right to accompany the Contractor on site visits and/or audits of CROs as the Government deems necessary.

BARDA Review Process Before Non-Clinical Study Execution Begins

The Government is under the same policy-driven assurances as NIH in that it has a responsibility to ensure that mechanisms and procedures are in place to protect the safety and welfare of animals used in BARDA funded non-clinical trials. Therefore, before study execution, the Contractor must provide the following (as applicable) for review and approval by the Government:
1.
Non-clinical research protocol to be submitted for IACUC approval identified by version number, date, or both, including details of study design, euthanasia criteria, proposed interventions, and exclusion criteria. Contractor should reduce the number of animals required for a study using power of statistics

2.	Plans for the management of side effects, rules for interventions and euthanasia criteria
3.	Procedures for assessing and collecting safety data
4.	If a study is contracted through CRO(s), work orders and service agreements the Contractor shall assure that an integrated safety documentation plan is in place for the study site, pharmacy service records on the dosing material to be used and excipients, and laboratory services (including histopathology).
5.	Documentation that the Contractor or CRO and all staff responsible for the conduct of the research have received required training in the protection and handling of animals
6.
Purchasing of animals and/or other supplies for non-clinical studies funded in part or in whole by BARDA requires written approval by the Contracting Officer. The Contractor must have the ability to return/re-sell animals, at purchase price, to distributor or a third party, in the event that the protocols do not obtain approval

7.	Provide justification for whether studies require good laboratory practice (GLP) conditions

BARDA comments will be forwarded to the Contractor within two weeks (10 business days) of receipt of the above information. The Contractor must address in writing all study design, safety, regulatory, ethical, and conflict of interest concerns raised by the BARDA COR to the satisfaction of the Government before study execution. After the Government receives the corrected documentation, a written protocol approval will be provided by the COR to the Contractor. This written approval provides authorization to the Contractor to execute the specific non-clinical animal study funded in part or in whole by the Government.

Documentation of IACUC approval, including OLAW FWA number, IACUC registration number, and IACUC name, must be provided to the BARDA COR within 24 hours of receipt by the Contractor.

In case of problems or issues, the BARDA COR will contact the Contractor within two weeks (10 business days) by email or fax, followed within 30 calendar days by an official letter to the principal investigator, with a copy to the institution's office of sponsored programs, listing issues and appropriate actions to be discussed.
Final decisions regarding ongoing safety reporting requirements for research not performed under an Investigational New Drug Application (IND) must be made jointly by the Government and the Contractor.

ARTICLE H.3. CLINICAL RESEARCH

These Clinical Terms apply to all contracts that involve clinical research.

The Government shall have unlimited rights to all protocols, data generated from the execution of these protocols, and final reports, funded by the Government under this contract, as defined in Rights in Data Clause in FAR 52.227-14. The Government reserves the right to request that the Contractor provide any contract deliverable in a non-proprietary form, to ensure the Government has the ability to review and distribute the deliverables, as the Government deems necessary.

H.3.1	Safety and Monitoring Issues

Institutional Review Board (IRB) or Independent Ethics Committee (IEC) Approval
Before initiation of research and then with Annual Progress Reports, the Contractor shall submit to the Government a copy of the current IRB or IEC approved informed consent document, documentation of continuing review and approval and the Office of Human Research Protections (OHRP) FWA number for the institution or site.

If other institutions are involved in the research (e.g., a multicenter clinical trial or study), each institution's IRB or IEC must review and approve the protocol. They must also provide the Government initial and annual documentation of continuing review and approval, including the current approved informed consent document and FWA number.

The grantee institution must ensure that the applications as well as all protocols are reviewed by their IRB or IEC.

To help ensure the safety of participants enrolled in BARDA-funded studies, the Contractor must provide the Government a summary explanation and copies of documents related to all major changes in the status of ongoing protocols, including the following:

1.	All amendments or changes to the protocol, identified by protocol version number, date, or both and date it is valid.
2.	All changes in informed consent documents, identified by version number, date, or both and dates it is valid.
3.	Termination or temporary suspension of patient accrual.
4.	Termination or temporary suspension of the protocol.
5.	Any change in IRB approval.
6.	Any other problems or issues that could affect the participants in the studies.

Contractors must notify BARDA through the Contracting Officer's Representative (COR) and Contracting Officer (CO) of any of the above changes within 24 hours from the time the Contractor becomes aware of the change by email, followed by a letter signed by the institutional business official, detailing notification of the change of status to the local IRB and a copy of any responses from the IRB or IEC.

If a clinical protocol has been reviewed by an Institutional Bio-safety Committee (IBC) or the NIH Recombinant DNA Advisory Committee (RAC), the Contractor must provide information about the initial and ongoing review and approval, if any. See the NIH Guidelines for Research Involving Recombinant DNA Molecules.

H.3.2.	Data and Safety Monitoring Requirements

The Contractor may be required to conduct independent safety monitoring for clinical trials of investigational drugs, devices, or biologics; clinical trials of licensed products; and clinical research of any type involving more than minimal risk to volunteers. Independent monitoring can take         a variety of forms. Phase III clinical trials must have an assigned independent data and  safety monitoring board (DSMB); other trials may require DSMB oversight as well. The Contractor shall inform the Government of any upcoming site visits and/or audits of Contractor facilities funded under this effort. BARDA reserves the right to accompany the Contractor on site visits and/or audits of Contractors and Subcontractors as the Government deems necessary.
The type of monitoring to be used shall be mutually agreed upon between the Contractor and the Government before enrollment starts. Discussions with the responsible BARDA COR regarding appropriate safety monitoring and approval of the final monitoring plan by BARDA must occur before patient enrollment begins and may include discussions about the appointment of one of the following:

1.
Independent Safety Monitor – a physician or other appropriate expert who is independent of the study and available in real time to review and recommend appropriate action regarding adverse events and other safety issues.

2.	Independent Monitoring Committee (IMC) or Safety Monitoring Committee (SMC) – a small group of independent investigators and biostatisticians who review data from a particular study.

3.
Data and Safety Monitoring Board – an independent committee charged with reviewing safety and trial progress and providing advice with respect to study continuation, modification, and termination. The Contractor may be required to use an established BARDA DSMB or to organize an independent DSMB. All phase III clinical trials must be reviewed by a DSMB; other trials may require DSMB oversight as well. Please refer to: NIAID Principles for Use of a Data and Safety Monitoring Board (DSMB) For Oversight of Clinical Trials Policy. The Government retains the right to place a nonvoting member on the DSMB.

When a monitor or monitoring board is organized, a description of it, its charter or operating procedures (including a proposed meeting schedule and plan for review of adverse events), and roster and curriculum vitae from all members must be submitted to and approved by the Government before enrollment starts.

Additionally, the Contractor must submit written summaries of all reviews conducted by the monitoring group to the Government within 30 days of reviews or meetings.

H.3.3.	BARDA Protocol Review Process Before Patient Enrollment Begins

BARDA has a responsibility to ensure that mechanisms and procedures are in place to protect the safety of participants in BARDA-supported clinical trials. Therefore, before patient accrual or participant enrollment, the Contractor must provide the following (as applicable) for review and approval by the Government:

1.
Clinical research protocol to be submitted for approval by the IRB or IEC, identified by version number, date, or both, including details of study design, proposed interventions, patient eligibility, and exclusion criteria;

2.	Informed consent document, identified by version number, date, or both and date it is valid;
3.	Plans for the management of side effects;
4.	Procedures for assessing and reporting adverse events;
5.	Plans for data and safety monitoring (see B above) and monitoring of the clinical study site, pharmacy, and laboratory;
6.	Documentation that the Contractor and all study staff responsible for the design or conduct of the research have received Good Clinical Practice (GCP) training in the protection of human subjects.

BARDA comments will be forwarded to the Contractor within two weeks (10 business days) of receipt of the above information. The Contractor must address in writing all study design, safety, regulatory, ethical, and conflict of interest concerns raised by the BARDA COR to the satisfaction of the Government before patient accrual or participant enrollment can begin. After the Government receives the corrected documentation, a written protocol approval will be provided by the COR and CO to the Contractor. This written approval provides authorization to the Contractor to execute the specific clinical study funded in part or in whole by the Government.

Documentation of IRB or IEC approval, including OHRP FWA number, IRB or IEC registration number, and IRB and IEC name, must be provided to the BARDA COR within 24 hours of receipt by the Contractor.

H.3.4.	Required Time-Sensitive Notification

Under an IND or IDE, the sponsor must provide FDA safety reports of serious adverse events. Under these Clinical Terms of Award, the Contractor must submit copies to the responsible BARDA Contracting Officer's representative (COR) as follows:

1.
Expedited safety report of unexpected or life-threatening experience or death – A copy of any report of unexpected or life-threatening experience or death associated with the use of an IND drug, which must be reported to FDA by telephone or fax as soon as possible but no later than seven days after the IND sponsor's receipt of the information, must be submitted to the BARDA program officer or the Contracting Officer's Representative within 24 hours of FDA notification.

2.
Expedited safety reports of serious and unexpected adverse experiences – A copy of any report of unexpected and serious adverse experience associated with use of an IND drug or any finding from tests in laboratory animals that suggests a significant risk for human subjects, which must be reported in writing to FDA as soon as possible but no later than 15 calendar days after the IND sponsor's receipt of the information, must be submitted to the BARDA Contracting Officer's Representative within 24 hours of FDA notification.

3.
IDE reports of unanticipated adverse device effect – A copy of any reports of unanticipated adverse device effect submitted to FDA must be submitted to the BARDA Contracting Officer's Representative within 24 hours of FDA notification.

4.	Expedited safety reports – shall be sent to the BARDA COR concurrently with the report to FDA.

5.	Other adverse events documented during the course of the trial shall be included in the annual IND report and reported to the BARDA annually.

In case of problems or issues, the BARDA COR will contact the Contractor within 10 working days by email, followed within 7 calendar days by an official letter to the Contractor. The Contractor shall forward the official letter to the principal investigator listing issues and appropriate actions to be discussed.

Safety reporting for research not performed under an IND.

Ongoing safety reporting requirements for research not performed under an IND shall be mutually agreed upon by the BARDA Contracting Officer's Representative and the Contractor.

ARTICLE H.4. HUMAN MATERIALS

The acquisition and supply of all human specimen material (including fetal material) used under this contract shall be obtained by the Contractor in full compliance with applicable State and Local laws and the provisions of the Uniform Anatomical Gift Act in the United States, and no undue inducements, monetary or otherwise, will be offered to any person to influence their donation of human material.

ARTICLE H.5. CARE OF LIVE VERTEBRATE ANIMALS

a.
Before undertaking performance of any contract involving animal-related activities where the species is regulated by USDA, the Contractor shall register with the Secretary of Agriculture of the United States in accordance with 7 U.S.C. 2136 and 9 CFR sections 2.25 through 2.28. The Contractor shall furnish evidence of the registration to the Contracting Officer.

b.
The Contractor shall acquire vertebrate animals used in research from a dealer licensed by the Secretary of Agriculture under 7 U.S.C. 2133 and 9 CFR Sections 2.1- 2.11, or from a source that is exempt from licensing under those sections.

c.
The Contractor agrees that the care, use and intended use of any live vertebrate animals in the performance of this contract shall conform with the Public Health Service (PHS) Policy on Humane Care of Use of Laboratory Animals (PHS Policy), the current Animal Welfare Assurance (Assurance), the Guide for the Care and Use of Laboratory Animals (National Academy Press, Washington, DC) and the pertinent laws and regulations of the United States Department of Agriculture (see 7 U.S.C. 2131 et seq. and 9 CFR Subchapter A, Parts 1-4). In case of conflict between standards, the more stringent standard shall govern.

d.
If at any time during performance of this contract, the Contracting Officer determines, in consultation with the Office of Laboratory Animal Welfare (OLAW), National Institutes of Health (NIH), that the Contractor is not in compliance with any of the requirements and standards stated in paragraphs (a) through (c) above, the Contracting Officer may immediately suspend, in whole or in part, work and further payments under this contract until the Contractor corrects the noncompliance. Notice of the suspension may be communicated by telephone and confirmed in writing. If the Contractor fails to complete corrective action within the period of time designated in the Contracting Officer's written notice of suspension, the Contracting Officer may, in consultation with OLAW, NIH, terminate this contract in whole or in part, and the Contractor's name may be removed from the list of those contractors with approved Assurances.

Note: The Contractor may request registration of its facility and a current listing of licensed dealers from the Regional Office of the Animal and Plant Health Inspection Service (APHIS), USDA, for the region in which its research facility is located. The location of the appropriate APHIS Regional Office, as well as information concerning this program may be obtained by contacting the Animal Care Staff, USDA/APHIS, 4700 River Road, Riverdale, Maryland 20737 (E-mail: ace@aphis.usda.gov; W eb site: (http://www.aphis.usda.gov/animal_welfare).

ARTICLE H.6. ANIMAL WELFARE

All research involving live, vertebrate animals shall be conducted in accordance with the Public Health Service Policy on Humane Care and Use of Laboratory Animals. This policy may be accessed at:http://grants1.nih.gov/grants/olaw/references/phspol.htm

ARTICLE H.7. INFORMATION ON COMPLIANCE WITH ANIMAL CARE REQUIREMENTS

Registration with the U. S. Dept. of Agriculture (USDA) is required to use regulated species of animals for biomedical purposes. USDA is responsible for the enforcement of the Animal Welfare Act (7 U.S.C. 2131 et. seq.), http://www.nal.usda.gov/awic/legislat/awa.htm.

The Public Health Service (PHS) Policy is administered by the Office of Laboratory Animal Welfare (OLAW) http://grants2.nih.gov/grants/olaw/olaw.htm. An essential requirement of the PHS Policy http://grants2.nih.gov/grants/olaw/references/phspol.htm is that every institution using live vertebrate animals must obtain an approved assurance from OLAW before they can receive funding from any component of the U. S. Public Health Service.

The PHS Policy requires that Assured institutions base their programs of animal care and use on the Guide for the Care and Use of Laboratory Animals  http://www.nap.edu/readingroom/books/labrats/ and that they comply with the regulations (9 CFR, Subchapter A)http://www.nal.usda.gov/awic/legislat/usdaleg1.htm issued by the U.S.   Department of Agriculture (USDA) under the Animal Welfare Act. The Guide may differ from USDA regulations in some respects. Compliance with the USDA regulations is an absolute requirement of this Policy.

The Association for Assessment and Accreditation of Laboratory Animal Care International (AAALAC) http://www.aaalac.org is a professional organization that inspects and evaluates programs of animal care for institutions at their request. Those that meet the high standards are given the accredited status. As of the 2002 revision of the PHS Policy, the only accrediting body recognized by PHS is the AAALAC. While AAALAC Accreditation is not required to conduct biomedical research, it is highly desirable. AAALAC uses the Guide as their primary evaluation tool. They also use the Guide for the Care and Use of Agricultural Animals in Agricultural Research and Teaching. It is published by the Federated of Animal Science Societies  http://www.fass.org.

ARTICLE H.8.	REQUIREMENTS FOR ADEQUATE ASSURANCE OF PROTECTION OF VERTEBRATE ANIMAL SUBJECTS

The PHS Policy on Humane Care and Use of Laboratory Animals requires that applicant organizations proposing to use vertebrate animals file a written Animal Welfare Assurance with the Office for Laboratory Animal Welfare (OLAW), establishing appropriate policies and procedures to ensure the humane care and use of live vertebrate animals involved in research activities supported by the PHS. The PHS Policy stipulates that an applicant organization, whether domestic or foreign, bears responsibility for the humane care and use of animals in PHS- supported research activities. Also, the PHS policy defines "animal" as "any live, vertebrate animal used, or intended for use, in research, research training, experimentation, biological testing or for related purposes." This Policy implements and supplements the U.S. Government Principles for the Utilization and Care of Vertebrate Animals Used in Testing, Research, and Training, and requires that institutions use the Guide for the Care and Use of Laboratory Animals as a basis for developing and implementing an institutional animal care and use program. This Policy does not affect applicable State or   local laws or regulations that impose more stringent standards for the care and use of laboratory animals. All institutions are required to comply, as applicable, with the Animal Welfare Act as amended (7 USC 2131 et. seq.) and other Federal statutes and regulations relating to animals. These documents are available from the Office of Laboratory Animal
Welfare, National Institutes of Health, Bethesda, MD 20892, (301) 496-7163. See  http://grants.nih.gov/grants/olaw/olaw.htm.

No PHS supported work for research involving vertebrate animals will be conducted by an organization, unless that organization is operating in accordance with an approved Animal

Welfare Assurance and provides verification that the Institutional Animal Care and Use Committee (IACUC) has reviewed and approved the proposed activity in accordance with the PHS policy. Applications may be referred by the PHS back to the institution for further review in the case of apparent or potential violations of the PHS Policy. No award to an individual will be made unless that individual is affiliated with an assured organization that accepts responsibility for compliance with the PHS Policy. Foreign applicant organizations applying for PHS awards for activities involving vertebrate animals are required to comply with PHS Policy or provide evidence that acceptable standards for the humane care and use of animals will be met.
Foreign applicant organizations are not required to submit IACUC approval, but should provide information that is satisfactory to the Government to provide assurances for the humane care of such animals.

ARTICLE H.9. APPROVAL OF REQUIRED ASSURANCE BY OLAW

Under governing regulations, federal funds which are administered by the Department of Health and Human Services, Office of Biomedical Advanced Research and Development Authority (BARDA) shall not be expended by the Contractor for research involving live vertebrate animals, nor shall live vertebrate animals be involved in research activities by the Contractor under this award unless a satisfactory assurance of compliance with 7 U.S.C. 2316 and 9 CFR Sections 2.25-2.28 is submitted within 30 days of the initiation of research and approved by the Office of Laboratory Animal Welfare (OLAW). Each performance site (if any) must also assure compliance with 7 U.S.C. 2316 and 9 CFR Sections 2.25-2.28 with the following restriction: Only activities which do not directly involve live vertebrate animals (i.e. are clearly severable and independent from those activities that do involve live vertebrate animals) may be conducted by the Contractor or individual performance sites pending OLAW approval of their respective assurance of compliance with 7 U.S.C. 2316 and 9 CFR Sections 2.25-2.28. Additional information regarding OLAW may be obtained via the Internet at  http://grants2.nih.gov/grants/olaw/references/phspol.htm

ARTICLE H.10. NEEDLE EXCHANGE

The Contractor shall not use contract funds to carry out any program of distributing sterile needles or syringes for the hypodermic injection of any illegal drug.

ARTICLE H.11. ACKNOWLEDGEMENT OF FEDERAL FUNDING

The Contractor shall clearly state, when issuing statements, press releases, requests for proposals, bid solicitations and other documents describing projects or programs funded in whole or in part with Federal money: (1) the percentage of the total costs of the program or project which will be financed with Federal money; (2) the dollar amount of Federal funds for the project or program; and (3) the percentage and dollar amount of the total costs of the project or program that will be financed by nongovernmental sources.

ARTICLE H.12. CONTINUED BAN ON FUNDING ABORTION AND CONTINUED BAN OF FUNDING OF HUMAN EMBRYO RESEARCH

a.	The Contractor shall not use any funds obligated under this contract for any abortion.

b.	The Contractor shall not use any funds obligated under this contract for the following:
1.	The creation of a human embryo or embryos for research purposes; or

2.	Research in which a human embryo or embryos are destroyed,
discarded, or knowingly subjected to risk of injury of death greater than that allowed for research on fetuses in utero under 45 CFR part 46 and Section 498(b) of the Public Health Service Act (42 U.S.C. 289g(b)).

c.	The term "human embryo or embryos'" includes any organism,
not protected as a human subject under 45 CFR part 46 as of the date of the enactment of this Act, that is derived by fertilization, parthenogenesis, cloning, or any other means from one or more human gametes of human diploid cells.

d.	The Contractor shall not use any Federal funds for the cloning of human beings.

ARTICLE H.13. DISSEMINATION OF FALSE OR DELIBERATELY MISLEADING INFORMATION

The Contractor shall not use contract funds to disseminate information that is deliberately false or misleading.

ARTICLE H.14. OMB CLEARANCE

In accordance with HHSAR 352.211-3, Paperwork Reduction Act, the Contractor shall not proceed with surveys or interviews until such time as Office of Management and Budget (OMB) Clearance for conducting interviews has been obtained by the Contracting Officer's Representative (COR) and the Contracting Officer has issued written approval to proceed.

ARTICLE H.15. RESEARCH INVOLVING HUMAN FETAL TISSUE

All research involving human fetal tissue shall be conducted in accordance with the Public Health Service Act, 42 U.S.C. 289g-1 and 289g-2. Implementing regulations and guidance for conducting research on human fetal tissue may be found at 45 CFR 46, Subpart B and  http://grants1.nih.gov/grants/guide/notice-files/not93-235.html and any subsequent revisions to this NIH Guide to Grants and Contracts ("Guide") Notice.

The Contractor shall make available, for audit by the Secretary, HHS, the physician statements and informed consents required by 42 USC 289g-1(b) and (c), or ensure HHS access to those records, if maintained by an entity other than the Contractor.

ARTICLE H.16. REPORTING MATTERS INVOLVING FRAUD, WASTE, AND ABUSE

Anyone who becomes aware of the existence or apparent existence of fraud, waste and abuse in BARDA funded programs is encouraged to report such matters to the HHS Inspector General's Office in writing or on the Inspector General's Hotline. The toll free number is 1-800-HHS-TIPS
(1-800-447-8477). All telephone calls will be handled confidentially. The e-mail address is Htips@os.dhhs.gov and the mailing address is:

Office of Inspector General
Department of Health and Human Services TIPS HOTLINE
P.O. Box 23489 Washington, D.C. 20026

ARTICLE H.17. PROHIBITION ON CONTRACTOR INVOLVEMENT WITH TERRORIST ACTIVITIES

The Contractor acknowledges that U.S. Executive Orders and Laws, including but not limited to
E.O.
13224 and P.L. 107-56, prohibit transactions with, and the provision of resources and support to, individuals and organizations associated with terrorism. It is the legal responsibility of the Contractor to ensure compliance with these Executive Orders and Laws. This clause must be included in all subcontracts issued under this contract.

ARTICLE H.18. RESTRICTION ON PORNOGRAPHY ON COMPUTER NETWORKS
The Contractor shall not use contract funds to maintain or establish a computer network unless such network blocks the viewing, downloading, and exchanging of pornography.

ARTICLE H.19. CERTIFICATION OF FILING AND PAYMENT OF TAXES
The Contractor must be in compliance with Section 518 of the Consolidated Appropriations Act of FY 2014.

ARTICLE H.20. ELECTRONIC INFORMATION AND TECHNOLOGY ACCESSIBILITY NOTICE

a.
Section 508 of the Rehabilitation Act of 1973 (29 U.S.C. 794d), as amended by the Workforce Investment Act of 1998 and the Architectural and Transportation Barriers Compliance Board Electronic and Information (EIT) Accessibility Standards (36 CFR part 1194), require that when Federal agencies develop, procure, maintain, or use electronic and information technology, Federal employees with disabilities have access to and use of information and data that is comparable to the access and use by Federal employees who are not individuals with disabilities, unless an undue burden would be imposed on the agency. Section 508 also requires that individuals with disabilities, who are members of the public seeking information or services from a Federal agency, have access to and use of information and data that is comparable to that provided to the public who are not individuals with disabilities, unless an undue burden would be imposed on the agency.

b.
Accordingly, any Offeror responding to this solicitation must comply with established HHS EIT accessibility standards. Information about Section 508 is available at  http://www.hhs.gov/web/508. The complete text of the Section 508 Final Provisions can be accessed at http://www.access-board.gov/sec508/standards.htm.

c.	The Section 508 accessibility standards applicable to this solicitation are stated in the clause at 352.239-74, Electronic and Information Technology Accessibility.

In order to facilitate the Government's determination whether proposed EIT supplies meet applicable Section 508 accessibility standards, Offerors must submit an HHS Section 508 Product Assessment Template, in accordance with its completion instructions. The purpose of the template is to assist HHS acquisition and program officials in determining whether proposed EIT supplies conform to applicable Section 508 accessibility standards. The template allows Offerors or developers to self-evaluate their supplies and document--in detail--whether they conform to a specific Section 508 accessibility standard, and any underway remediation efforts addressing conformance issues.
Instructions for preparing the HHS Section 508 Evaluation Template are available under Section 508 policy on the HHS Web site http://hhs.gov/web/508.

In order to facilitate the Government's determination whether proposed EIT services meet applicable Section 508 accessibility standards, Offerors must provide enough information to assist the Government in determining that the EIT services conform to Section 508 accessibility standards, including any underway remediation efforts addressing conformance issues.

d.
Respondents to this solicitation must identify any exception to Section 508 requirements. If a Offeror claims its supplies or services meet applicable Section 508 accessibility standards, and it is later determined by the Government, i.e., after award of a contract or order, that supplies or services delivered do not conform to the described accessibility standards, remediation of the supplies or services to the level of conformance specified in the contract will be the responsibility of the Contractor at its expense.

(End of provision)

ARTICLE H.21. FULL EARNED VALUE MANAGEMENT SYSTEM

a.
The Contractor shall use an Earned Value Management System (EVMS) that is compliant with the guidelines in ANSI/EIA Standard-748 (current version at the time of award) to manage this contract. If the Contractor's current EVMS is not compliant at the time of award, see paragraph (b) of this clause. The Contractor shall submit EVM reports in accordance with the requirements of this contract.

b.	If, at the time of award, the Contractor's EVM system is not in compliance with the EVMS guidelines in ANSI/EIA Standard-748 (current version at time of award), the Contractor shall:

a.	Apply the current system to the contract; and
b.	Take necessary and timely actions to meet the milestones in the Contractor's EVMS plan approved by the Contracting Officer.

c.
HHS will not formally validate or accept the Contractor's EVMS with respect to this contract. The use of the Contractor's EVMS for this contract does not imply HHS acceptance of the Contractor's EVMS for application to future contracts. The Contracting Officer or designee will conduct a Compliance Review to assess the Contractor's compliance with its approved plan. If the Contractor does not follow the approved implementation schedule or correct all resulting system deficiencies noted during the Compliance Review within a reasonable time, the Contracting Officer may take remedial action that may include, but is not limited to, suspension of or reduction in progress payments, or a reduction in fee.

d.
HHS will conduct a Performance Measurement Baseline Review (PMBR). If a pre-award PMBR has not been conducted, a post-award PMBR will be conducted by HHS as early as practicable, but no later than ninety (90) days after contract award. The Contracting Officer may also require a PMBR as part of the exercise of an option or the incorporation of a major modification.

e.
Unless a waiver is granted by the CFA, Contractor-proposed EVMS changes require approval of the CFA prior to implementation. The CFA will advise the Contractor of the acceptability of such changes within 30 calendar days after receipt of the notice of proposed changes from the Contractor. If the advance approval requirements are waived by the CFA, the Contractor shall disclose EVMS changes to the CFA at least 14 calendar days prior to the effective date of implementation.

f.
Unless a waiver is granted by the CFA, Contractor-proposed EVMS changes require approval of the CFA prior to implementation. The CFA will advise the Contractor of the acceptability of such changes within 30 calendar days after receipt of the notice of proposed changes from the Contractor. If the advance approval requirements are waived by the CFA, the Contractor shall disclose EVMS changes to the CFA at least 14 calendar days prior to the effective date of implementation.

g.
The Contractor shall provide access to all pertinent records and data requested by the Contracting Officer or a duly authorized representative as necessary to permit Government surveillance to ensure that the EVMS conforms, and continues to conform to the requirements referenced in paragraph (a) of this clause.

ARTICLE H.22. CONFIDENTIALITY OF INFORMATION

a.
Confidential information, as used in this article, means information or data of a personal nature about an individual, or proprietary information or data submitted by or pertaining to an institution or organization.

b.
The Contracting Officer and the Contractor may, by mutual consent, identify elsewhere in this contract specific information and/or categories of information which the Government will furnish to the Contractor or that the Contractor is expected to generate which is confidential. Similarly, the Contracting Officer and the Contractor may, by mutual consent, identify such confidential information from time to time during the performance of the contract. Failure to agree will be settled pursuant to the "Disputes" clause.

c.
If it is established elsewhere in this contract that information to be utilized under this contract, or a portion thereof, is subject to the Privacy Act, the Contractor will follow the rules and procedures of disclosure set forth in the Privacy Act of 1974, 5 U.S.C. 552a, and implementing regulations and policies, with respect to systems of records determined to be subject to the Privacy Act.

d.	Confidential information, as defined in paragraph (a) of this article, shall not be disclosed without the prior written consent of the individual, institution, or organization.

e.
Whenever the Contractor is uncertain with regard to the proper handling of material under the contract, or if the material in question is subject to the Privacy Act or is confidential information subject to the provisions of this article, the Contractor shall obtain a written determination from the Contracting Officer prior to any release, disclosure, dissemination, or publication.

f.	Contracting Officer determinations will reflect the result of internal coordination with appropriate program and legal officials.

g.	The provisions of paragraph (d) of this article shall not apply to conflicting or overlapping provisions in other Federal, State or local laws.

ARTICLE H.23. INSTITUTIONAL RESPONSIBILITY REGARDING INVESTIGATOR FINANCIAL CONFLICTS OF INTERESTS

The Institution (includes any Contractor, public or private, excluding a Federal agency) shall comply with the requirements of 45 CFR Part 94, Responsible Prospective Contractors, which promotes objectivity in research by establishing standards to ensure that Investigators (defined as the project director or principal Investigator and any other person, regardless of title or position, who is responsible for the design, conduct, or reporting of research funded under BARDA contracts, or proposed for such funding, which may include, for example, collaborators or consultants) will not be biased by any Investigator financial conflicts of interest. 45 CFR Part 94 is available at the following Web site: http://www.ecfr.gov/cgi-bin/text-  idx?c=ecfr&SID=0af84ca649a74846f102aaf664da1623&rgn=div5&view=text&node=45:1.0.1.1.51
&idno=45

As required by 45 CFR Part 94, the Institution shall, at a minimum:

a.
Maintain an up-to-date, written, enforceable policy on financial conflicts of interest that complies with 45 CFR Part 94, inform each Investigator of the policy, the Investigator's reporting responsibilities regarding disclosure of significant financial interests, and the applicable regulation, and make such policy available via a publicly accessible Web site, or if none currently exist, available to any requestor within five business days of a request. A significant financial interest means a financial interest consisting of one or more of the following interests of the Investigator (and those of the Investigator's spouse and dependent children) that reasonably appears to be related to the Investigator's institutional responsibilities:

1.
With regard to any publicly traded entity, a significant financial interest exists if the value of any remuneration received from the entity in the twelve months preceding the disclosure and the value of any equity interest in the entity as of the date of disclosure, when aggregated, exceeds $5,000. Included are payments and equity interests;

2.
With regard to any non-publicly traded entity, a significant financial interest exists if the value of any remuneration received from the entity in the twelve months preceding the disclosure, when aggregated, exceeds $5,000, or when the Investigator (or the Investigator's spouse or dependent children) holds any equity interest; or

3.	Intellectual property rights and interests, upon receipt of income related to such rights and interest.

Significant financial interests do not include the following:

1.
Income from seminars, lectures, or teaching, and service on advisory or review panels for government agencies, Institutions of higher education, academic teaching hospitals, medical centers, or research institutes with an Institution of higher learning; and

2.	Income from investment vehicles, such as mutual funds and retirement accounts, as long as the Investigator does not directly control the investment decisions made in these vehicles.

b.
Require each Investigator to complete training regarding the Institution's financial conflicts of interest policy prior to engaging in research related to any BARDA funded contract and at least every four years. The Institution must take reasonable steps [see Part 94.4(c)] to ensure that investigators working as collaborators, consultants or subcontractors comply with the regulations.

c.
Designate an official(s) to solicit and review disclosures of significant financial interests from each Investigator who is planning to participate in, or is participating in, the BARDA funded research.

d.
Require that each Investigator who is planning to participate in the BARDA funded research disclose to the Institution's designated official(s) the Investigator's significant financial interest (and those of the Investigator's spouse and dependent children) no later than the date of submission of the Institution's proposal for BARDA funded research. Require that each Investigator who is participating in the BARDA funded research to submit an updated disclosure of significant financial interests at least annually, in accordance with the specific time period prescribed by the Institution during the period of the award as well as within thirty days of discovering or acquiring a new significant financial interest.

e.
Provide guidelines consistent with the regulations for the designated official(s) to determine whether an Investigator's significant financial interest is related to BARDA funded research and, if so related, whether the significant financial interest is a financial conflict of interest. An Investigator's significant financial interest is related to BARDA funded research when the Institution, thorough its designated official(s), reasonably determines that the significant financial interest: Could be affected by the BARDA funded research; or is in an entity whose financial interest could be affected by the research. A financial conflict of interest exists when the Institution, through its designated official(s), reasonably determines that the significant financial interest could directly and significantly affect the design, conduct, or reporting of the BARDA funded research.

f.
Take such actions as necessary to manage financial conflicts of interest, including any financial conflicts of a subcontractor Investigator. Management of an identified financial conflict of interest requires development and implementation of a management plan and, if necessary, a retrospective review and mitigation report pursuant to Part 94.5(a).

g.	Provide initial and ongoing FCOI reports to the Contracting Officer pursuant to Part 94.5(b).

h.
Maintain records relating to all Investigator disclosures of financial interests and the Institution's review of, and response to, such disclosures, and all actions under the Institution's policy or retrospective review, if applicable, for at least 3 years from the date of final payment or, where applicable, for the other time periods specified in 48 CFR Part 4, subpart 4.7, Contract Records Retention.

i.	Establish adequate enforcement mechanisms and provide for employee sanctions or other administrative actions to ensure Investigator compliance as appropriate.

j.	Complete the certification in Section K - Representations, Certifications, and Other Statements of Contractors titled "Certification of Institutional Policy on Financial Conflicts of Interest".

If the failure of an Institution to comply with an Institution's financial conflicts of interest policy or a financial conflict of interest management plan appears to have biased the design, conduct, or reporting of the BARDA funded research, the Institution must promptly notify the Contracting Officer of the corrective action taken or to be taken. The Contracting Officer will consider the situation and, as necessary, take appropriate action or refer the matter to the Institution for further action, which may include directions to the Institution on how to maintain appropriate objectivity in the BARDA funded research project.

The Contracting Officer and/or HHS may inquire at any time before, during, or after award into any Investigator disclosure of financial interests, and the Institution's review of, and response to, such disclosure, regardless of whether the disclosure resulted in the Institution's determination of a financial conflict of interests. The Contracting Officer may require submission of the records or review them on site. On the basis of this review of records or other information that may be available, the Contracting Officer may decide that a particular financial conflict of interest will bias the objectivity of the BARDA funded research to such an extent that further corrective action is needed or that the Institution has not managed the financial conflict of interest in accordance with Part 94.6(b). The issuance of a Stop Work Order by the Contracting Officer may be necessary until the matter is resolved.

If the Contracting Officer determines that BARDA funded clinical research, whose purpose is to evaluate the safety or effectiveness of a drug, medical device, or treatment, has been designed, conducted, or reported by an Investigator with a financial conflict of interest that was not managed or reported by the Institution, the Institution shall require the Investigator involved to disclose the financial conflict of interest in each public presentation of the results of the research and to request an addendum to previously published presentations.

ARTICLE H.24. PUBLICATION AND PUBLICITY

The Contractor shall acknowledge the support of the Department of Health and Human Services, Office of the Assistant Secretary for Preparedness and Response, Biomedical Advanced Research and Development Authority whenever publicizing the work under this contract in any media by including an acknowledgment substantially as follows:

"This project has been funded in whole or in part with Federal funds from the Office of the Assistant Secretary for Preparedness and Response, Biomedical Advanced Research and Development Authority, under Contract No. HHSO100201600030C"

Press releases shall be considered to include the public release of information to any medium, excluding peer-reviewed scientific publications. The Contractor shall ensure that the Contracting Officer's Representative (COR) has received an advance copy of any press release related to this contract not less than five (5) working days prior to the issuance of the press release.

ARTICLE H.25. ACCESS TO DOCUMENTATION/DATA

The Government shall have physical and electronic access to all documentation and data generated under this contract, including: all data documenting Contractor performance, all data generated, all communications and correspondence with regulatory agencies and bodies to include all audit observations, inspection reports, milestone completion documents, and all Contractor commitments and responses. Contractor shall provide the Government with an electronic copy of all correspondence with the FDA, within 5 business days of receipt. The Government shall acquire unlimited rights to all data funded under a contract awarded in response to this RFP in accordance with FAR Subpart 27.4 and FAR Clause 52.227-14.

ARTICLE H.26. DISSEMINATION OF INFORMATION

No information related to data obtained under this contract shall be released or publicized without the prior written consent of the COR, whose approval shall not be unreasonably withheld, conditioned, or delayed, provided that no such consent is required to comply with any law, rule, regulation, court ruling or similar order; for submission to any government entity' for submission to any securities exchange on which the Contractor's (or its parent corporation's) securities may be listed for trading; or to third parties relating to securing, seeking, establishing or maintaining regulatory or other legal approvals or compliance, financing and capital raising activities, or mergers, acquisitions, or other business transactions.

ARTICLE H.27. DISSEMINATION OF FALSE OR DELIBERATELY MISLEADING INFORMATION

The Contractor shall not use contract funds to disseminate information that is deliberately false or misleading.

ARTICLE H.28. IDENTIFICATION AND DISPOSITION OF DATA

The Contractor will be required to provide certain data generated under this contract to the Department of Health and Human Services (HHS). HHS reserves the right to review any other data determined by HHS to be relevant to this contract. The Contractor shall keep copies of all data required by the Food and Drug Administration (FDA) relevant to this contract for the time specified by the FDA.

ARTICLE H.29. CONFLICT OF INTEREST

The Contractor represents and warrants that, to the best of the Contractor's knowledge and belief, there are no relevant facts or circumstances which could give rise to an organizational conflict of interest, as defined in FAR 2.101 and Subpart 9.5, or that the Contractor has disclosed all such relevant information. Prior to commencement of any work, the Contractor agrees to notify the Contracting Officer promptly that, to the best of its knowledge and belief, no actual or potential conflict of interest exists or to identify to the Contracting Officer any actual or potential conflict of interest the firm may have. In emergency situations, however, work may begin but notification shall be made within five (5) working days. The Contractor agrees that if an actual or potential organizational conflict of interest is identified during performance, the Contractor shall promptly make a full disclosure in writing to the Contracting Officer. This disclosure shall include a description of actions which the Contractor has taken or proposes to take, after consultation with the Contracting Officer, to avoid, mitigate, or neutralize the actual or potential conflict of interest. The Contractor shall continue performance until notified by the Contracting Officer of any contrary action to be taken. Remedies include termination of this contract for convenience, in whole or in part, if the Contracting Officer deems such termination necessary to avoid an organizational conflict of interest. If the Contractor was aware of a potential organizational conflict of interest prior to award or discovered an actual or potential conflict after award and did not disclose it or misrepresented relevant information to the Contracting Officer, the Government may terminate the contract for default, debar the Contractor from Government contracting, or pursue such other remedies as may be permitted by law or this contract.

ARTICLE H.30. IN-PROCESS REVIEW

In Process Reviews (IPR) will be conducted at the discretion of the Government to discuss the progression of the milestones. The Government reserves the right to revise the milestones and budget pending the development of the project. Deliverables may be required when the IPRs are conducted. The Contractor's success in completing the required tasks under each work segment must be demonstrated through the Deliverables and Milestones specified under SECTION F. Those deliverables will constitute the basis for the Government's decision, at its sole discretion, to proceed with the work segment, or unilaterally institute changes to the work segment, or terminate the work segment.

IPRs may be scheduled at the discretion of the Government to discuss progression of the contract. The Contractor shall provide a presentation following a prescribed template which will be provided by the Government at least 30 days prior to the IPR. The Contractor shall provide a draft presentation to the Contracting Officer at least 10 days prior to the IPR.

ARTICLE H.31. PRIVACY ACT APPLICABILITY

1)
Notification is hereby given that the Contractor and its employees are subject to criminal penalties for violation of the Privacy Act to the same extent as employees of the Government. The Contractor shall assure that each of its employees knows the prescribed rules of conduct and that each is aware that he or she can be subjected to criminal penalty for violation of the Act. A copy of 45 CFR Part 5b, Privacy Act Regulations, may be obtained at  http://www.gpoaccess.gov/cfr/index.html

2)	The Project Officer/COR is hereby designated as the official who is responsible for monitoring Contractor compliance with the Privacy Act.

3)
The Contractor shall follow the Privacy Act guidance as contained in the Privacy Act System of Records number 09-25-0200. This document may be obtained at the following link:  http://oma.od.nih.gov/ms/privacy/pa-files/0200.htm

ARTICLE H.32. QA AUDIT REPORTS

BARDA reserves the right to participate in QA audits. Upon completion of the audit/site visit the Contractor shall provide a report capturing the findings, results and next steps in proceeding with the subcontractor. If action is requested of the subcontractor, detailed concerns for addressing areas of non-conformance to FDA regulations for GLP, GMP, or GCP guidelines, as identified in the audit report, must be provided to BARDA. The Contractor shall provide responses from the subcontractors to address these concerns and plans for corrective action execution.

•
Contractor shall notify CO and COR of upcoming, ongoing, or recent audits/site visits of subcontractors as part of weekly communications. The Contractor shall notify the CO and COR reasonably in advance of upcoming QA audit so that Government personnel may participate in person at BARDA's discretion.

•	Contractor shall notify the COR and CO within 5 business days of report completion.

ARTICLE H.33. BARDA AUDITS

Contractor shall accommodate periodic or ad hoc site visits by the Government. If the Government, the Contractor, or other parties identifies any issues during an audit, the Contractor shall capture the issues, identify potential solutions, and provide a report to the Government.

•	If issues are identified during the audit, Contractor shall submit a report to the CO and COR detailing the finding and corrective action(s) within 10 business days of the audit.
•	COR and CO will review the report and provide a response to the Contractor with 10 business days.
•	Once corrective action is completed, the Contractor will provide a final report to the CO and COR.

ARTICLE H.34. SECURITY REPORTING REQUIREMENT

Violations of established security protocols shall be reported to the CO and COR upon discovery within 24 hours of its receipt of any compromise, intrusion, loss or interference of its security processes and procedures. The Contractor shall ensure that all software components that are not required for the operation and maintenance of the database/control system has been removed and/or disabled. The Contractor shall provide to the CO and the COR information appropriate to Information and Information Technology software and service updates and/or workarounds to mitigate all vulnerabilities associated with the data and shall maintain the required level of system security.

The Contractor will investigate violations to determine the cause, extent, loss or compromise of sensitive program information, and corrective actions taken to prevent future violations. The CO in coordination with BARDA will determine the severity of the violation. Any contractual actions resulting from the violation will be determined by the CO.

PART II - CONTRACT CLAUSES

SECTION I - CONTRACT CLAUSES

ARTICLE I.1. FAR 52.252-2, CLAUSES INCORPORATED BY REFERENCE (FEBRUARY 1998)

This contract incorporates the following clauses by reference, with the same force and effect as if they were given in full text. Upon request, the Contracting Officer will make their full text available. Also, the full text of a clause may be accessed electronically at these addresses:  https://www.acquisition.gov/FAR/ . HHSAR Clauses at:  http://www.hhs.gov/policies/hhsar/subpart352.html   .

General Clauses for Cost-Reimbursement/Fixed Price Research and Development Contract

(1)	FEDERAL ACQUISITION REGULATION (FAR) (48 CFR CHAPTER 1) CLAUSES:

Reg	Clause	Date	Clause Title
FAR	52.202-1	Nov 2013	Definitions
FAR	52.203-3	Apr 1984	Gratuities
FAR	52.203-5	May 2014	Covenant Against Contingent Fees
FAR	52.203-6	Sep 2006	Restrictions on Subcontractor Sales to the Government
FAR	52.203-7	May 2014	Anti-Kickback Procedures
FAR	52.203-8	May 2014	Cancellation, Rescission, and Recovery of Funds for Illegal or Improper Activity
FAR	52.203-10	May 2014	Price or Fee Adjustment for Illegal or Improper Activity
FAR	52.203-12	Oct 2010	Limitation on Payments to Influence Certain Federal Transactions
FAR	52.203-13	Oct 2015	Contractor Code of Business Ethics and Conduct
FAR	52.203-14	Oct 2015	Display of Hotline Poster(s)
FAR	52.203-17	Apr 2014	Contractor Employee Whistleblower Rights and Requirement To Inform Employees of Whistleblower Rights
FAR	52.204-4	May 2011	Printed or Copied Double-Sided on Postconsumer Fiber Content Paper
FAR	52.204-7	Jul 2013	System for Award Management
FAR	52.204-10	Oct 2015	Reporting Executive Compensation and First-Tier Subcontract Awards
FAR	52.204-13	Jul 2013	System for Award Management Maintenance
FAR	52.209-6	Oct 2015	Protecting the Government's Interests When Subcontracting With Contractors Debarred, Suspended, or Proposed for Debarment
FAR	52.209-10	Nov 2015	Prohibition on Contracting with Inverted Domestic Corporations
FAR	52.210-1	Apr 2011	Market Research
FAR	52.215-2	Oct 2010	Audit and Records – Negotiation
FAR	52.215-8	Oct 1997	Order of Precedence - Uniform Contract Format
FAR	52.215-10	Aug 2011	Price Reduction for Defective Cost or Pricing Data
FAR	52.215-11	Aug 2011	Price Reduction for Defective Certified Cost or Pricing Data—Modifications.
FAR	52.215-12	Oct 2010	Subcontractor Certified Cost or Pricing Data
FAR	52.215-13	Oct 2010	Subcontractor Certified Cost or Pricing Data—Modifications
FAR	52.215-15	Oct 2010	Pension Adjustments and Asset Reversions
FAR	52.215-17	Oct 1997	Waiver of Facilities Capital Cost of Money
FAR	52.215-18	Jul 2005	Reversion or Adjustment of Plans for Postretirement Benefits (PRB) other than Pensions
FAR	52.215-19	Oct 1997	Notification of Ownership Changes
FAR	52.215-21	Oct 2010	Requirements for Certified Cost or Pricing Data and Data Other Than Certified Cost or Pricing Data -Modifications
FAR	52.215-23	Oct 2009	Limitations on Pass-Through Charges
FAR	52.216-7	Jun 2013	Allowable Cost and Payment
FAR	52.216-8	Jun 2011	Fixed Fee
FAR	52.219-8	Oct 2014	Utilization of Small Business Concerns
FAR	52.219-28	July 2013	Post-Award Small Business Program Representation
FAR	52.222-1	Feb 1997	Notice to the Government of Labor Disputes
FAR	52.222-2	Jul 1990	Payment for Overtime Premiums

FAR	52.222-3	Jun2003	Convict Labor
FAR	52.222-21	Apr 2015	Prohibition of Segregated Facilities
FAR	52.222-26	Apr 2015	Equal Opportunity
FAR	52.222-35	Oct 2015	Equal Opportunity for Veterans
FAR	52.222-36	Jul 2014	Equal Opportunity for Workers with Disabilities
FAR	52.222-37	Feb 2016	Employment Reports on Veterans
FAR	52.222-40	Dec 2010	Notification of Employee Rights Under the National Labor Relations Act
FAR	52.222-43	May 2014	Fair Labor Standards Act and Service Contract Labor Standards—Price Adjustment (Multiple Year and Option Contracts)
FAR	52.222-50	Mar 2015	Combating Trafficking in Persons
FAR	52.222-54	Oct 2015	Employment Eligibility Verification
FAR	52.223-6	May 2001	Drug-Free Workplace
FAR	52.223-18	Aug 2011	Encouraging Contractor Policy to Ban Text Messaging While Driving
FAR	52.224-1	April 1984	Privacy Act Notification
FAR	52.224-2	April 1984	Privacy Act
FAR	52.225-13	Jun 2008	Restrictions on Certain Foreign Purchases
FAR	52.227-1	Dec 2007	Authorization and Consent, Alternate 1 (APR 1984)
FAR	52.227-2	Dec 2007	Notice and Assistance Regarding Patent and Copyright Infringement
FAR	52.227-3	Apr 1984	Patent Indemnity
FAR	52.227-11	May 2014	Patent Rights – Ownership by the Contractor
FAR	52.227-14	May 2014	Rights in Data - General
FAR	52.227-16	Jun 1987	Additional Data Requirements
FAR	52.228-7	Mar 1996	Insurance – Liability to Third Persons
FAR	52.229-3	Feb 2013	Federal, State and Local Taxes
FAR	52.230-2	Oct 2015	Cost Accounting Standards
FAR	52.230-6	June 2010	Administration of Cost Accounting Standards
FAR	52.232-1	Apr 1984	Payments
FAR	52.232-2	Apr 1984	Payments under Fixed-Price Research and Development Contracts
FAR	52.232-8	Feb 2002	Discounts for Prompt Payment
FAR	52.232-9	Apr 1984	Limitation on Withholding of Payments
FAR	52.232-11	Apr 1984	Extras
FAR	52.232-17	May 2014	Interest
FAR	52.232-20	Apr 1984	Limitation of Cost
FAR	52.232-23	May 2014	Assignment of Claims
FAR	52.232-25	Jul 2013	Prompt Payment
FAR	52.232-33	Jul 2013	Payment by Electronic Funds Transfer--System for Award Management
FAR	52.233-1	May 2014	Disputes
FAR	52.233-3	Aug 1996	Protest After Award, Alternate I
FAR	52.233-4	Oct 2004	Applicable Law for Breach of Contract Claim
FAR	52.242-1	Apr 1984	Notice of Intent to Disallow Costs
FAR	52.242-3	May 2014	Penalties for Unallowable Costs
FAR	52.242-4	Jan 1997	Certification of Final Indirect Costs
FAR	52.242-13	Jul 1995	Bankruptcy
FAR	52.243-1	Aug 1987	Changes - Fixed-Price Alternate V (Apr 1984).
FAR	52.243-2	Aug 1987	Changes—Cost-Reimbursement Alternate V (Apr 1984).
FAR	52.243.6	Apr 1984	Change Order Accounting
FAR	52.243-7	Apr 1984	Notification of Changes
FAR	52.244-2	Oct 2010	Subcontracts, Alternate 1 (Jun 2007)
FAR	52.244-5	Dec 1996	Competition in Subcontracting
FAR	52.244-6	Apr 2015	Subcontracts for Commercial Items
FAR	52.245-1	Apr 2012	Government Property
FAR	52.245-9	Apr 2012	Use and Charges
FAR	52.246-7	Apr 1996	Inspection of Research and Development – Fixed-Price
FAR	52.246-8	May 2001	Inspection of Research and Development – Cost-Reimbursement
FAR	52.246-23	Feb 1997	Limitation of Liability.
FAR	52.246-25	Feb 1997	Limitation of Liability—Services
FAR	52.248-1	Oct 2010	Value Engineering

FAR	52.249-2	Apr 2012	Termination for the Convenience of the Government (Fixed-Price)
FAR	52.249-6	May 2004	Termination (Cost-Reimbursement)
FAR	52.249-8	Apr 1984	Default (Fixed-Price Supply and Service)
FAR	52.249-9	Apr 1984	Default (Fixed-Price Research and Development)
FAR	52.249-14	Apr 1984	Excusable Delays
FAR	52.253-1	Jan 1991	Computer Generated Forms

(2)	DEPARTMENT OF HEALTH AND HUMAN SERVICES ACQUISITION REGULATION (HHSAR) (48 CFR CHAPTER 3) CLAUSES:

HHSAR	352.203-70	Dec 2015	Anti-Lobbying
HHSAR	352.211-3	Dec 2015	Paperwork Reduction Act
HHSAR	352.222-70	Dec 2015	Contractor Cooperation in Equal Employment Opportunity Investigations
HHSAR	352.223-70	Dec 2015	Safety and Health
HHSAR	352.224-70	Dec 2015	Privacy Act
HHSAR	352.227-70	Dec 2015	Publications and Publicity
HHSAR	352.233-71	Dec 2015	Litigation and Claims
HHSAR	352.237-75	Dec 2015	Key Personnel
HHSAR	352.270-4a	Dec 2015	Protection of Human Subjects
HHSAR	352.270-5b	Dec 2015	Care of Live Vertebrate Animals
HHSAR	352.270-6	Dec 2015	Restriction on use of Human Subjects

ARTICLE I.2. ADDITIONAL FAR CLAUSES INCLUDED IN FULL TEXT

FAR 52.217-7 Option for Increased Quantity-Separately Priced Line Item (Mar 1989)

The Government may require the delivery of the numbered line item, identified in the Schedule as an option item, in the quantity and at the price stated in the Schedule. The Contracting Officer may exercise the option by written notice to the Contractor within 30 days. Delivery of added items shall continue at the same rate that like items are called for under the contract, unless the parties otherwise agree.

FAR 52.217-9 Option to Extend the Term of the Contract (Mar 2000)

(a)
The Government may extend the term of this contract by written notice to the Contractor within 30 Days provided that the Government gives the Contractor a preliminary written notice of its intent to extend at least 30 days before the contract expires. The preliminary notice does not commit the Government to an extension.

(b)	If the Government exercises this option, the extended contract shall be considered to include this option clause.

(c)	The total duration of this contract, including the exercise of any options under this clause, shall not exceed 8 years.

ARTICLE I.3. ADDITIONAL HHSAR CLAUSES – IN FULL TEXT

352.231-70 Salary rate limitation (December 2015)

(a)	The Contractor shall not use contract funds to pay the direct salary of an individual at a rate in excess of the Federal Executive Schedule Level II in effect on the date the funding was obligated.

(b)
For purposes of the salary rate limitation, the terms "direct salary," "salary," and "institutional base salary," have the same meaning and are collectively referred to as "direct salary," in this clause. An individual's direct salary is the annual compensation that the Contractor pays for an individual's direct effort (costs) under the contract. Direct salary excludes any income that an individual may be permitted to earn outside of duties to the Contractor. Direct salary also excludes fringe benefits, overhead, and general and administrative expenses (also referred to as indirect costs or facilities and administrative costs). The salary rate limitation does not restrict the salary that an organization may pay an individual working under a Department of Health and Human Services contract or order; it merely limits the portion of that salary that may be paid with contract funds.

(c)	The salary rate limitation also applies to individuals under subcontracts.

(d)
If this is a multiple-year contract or order, it may be subject to unilateral modification by the Contracting Officer to ensure that an individual is not paid at a rate that exceeds the salary rate limitation provision established in the HHS appropriations act used to fund this contract.

(e)	See the salaries and wages pay tables on the Office of Personnel Management website for Federal Executive Schedule salary levels.

PART III - LIST OF DOCUMENTS, EXHIBITS AND OTHER ATTACHMENTS

SECTION J - LIST OF ATTACHMENTS

The following documents are attached and incorporated in this contract:

1.	Statement of Work, dated September 30, 2016, 10 pages

2.	Invoice/Financing Instructions for Cost-Reimbursement Type Contracts

3.	Invoice Instructions for Fixed-Priced Type Contracts

4.	Sample Invoice Form

5.	Research Patient Care Costs

6.	Report of Government Owned, Contractor Held Property, 1 page.

7.	Form SF-LLL, Disclosure of Lobbying Activities, 2 pages

8. Inclusion Enrollment Report, 5/01 (Modified OAMP: 10/01), 1 page

ATTACHMENT 1: STATEMENT OF WORK

NEXT GENERATION ANTHRAX VACCINE RFP 16-100-SOL-0015 AV7909 Anthrax Vaccine

1.1	Contractual Statement of Work

Preamble to the Statement of Work
Independently and not as an agent of the Government, the Contractor shall be required to furnish all the necessary services, qualified personnel, material, equipment, and facilities, not otherwise provided by the Government, as needed to perform the Statement of Work submitted in response to RFP 16-100-SOL- 00015.

1.2	Scope
The scope of work for this contract includes AV7909 development activities through licensure that fall into the following areas: program management, nonclinical, clinical, regulatory, and chemistry, manufacturing, and controls (CMC). The scope of work also includes activities to support post-marketing requirements.

1.3	Objective
The objective of this Statement of Work (SOW) is to conduct all necessary activities to advance the development of AV7909 through Biologics License Application (BLA) submission and approval and post- marketing requirements. Activities to meet the objective of this SOW fall in three separate contract line item number (CLIN):
•	CLIN 0001 - Approval of Emergency Use Authorization (EUA), licensure, approval, and clearance of product through the FDA (Base)
•	CLIN 0001A – Conduct of a Phase 2 clinical [**] study or other studies required by the FDA [**] (Option)
•	CLIN 0002 - Initial purchase, storage, and delivery of product (Base)
•	CLIN 0003 – Phase 4 post marketing requirements (Option)
•	CLIN 0004 - Surge Capacity – Additional procurement of product (Option)

1.	3 CLIN 0001 - Approval of Emergency Use Authorization (EUA), licensure, approval, and clearance of product through the FDA (Base)
This section identifies representative tasks and sub-tasks for CLIN 0001 with associated WBS code for each task or subtask.

[**] Program Management
Emergent shall provide program management activities. The activities shall include but are not limited to:

•
Identification of and management to, distinct stages of the product development pathway that are gates for Go/No Go decisions for advancing to the next stage of the Integrated Product Development Plan.

•
Establishment of and tracking of milestones and timelines for the initiation conduct, and completion of product development activities for each stage with a budget (in direct costs) linked to each stage.

•	Ongoing evaluation of qualitative and quantitative criteria and accompanying data used to assess the scientific merit and technical feasibility of proceeding to the next stage of product development.

•	Maintaining and managing staff (in-house and contracted) to assure the necessary expertise and dedicated effort to perform the work.
•	Directing and overseeing subcontractors and consultants to assure successful performance of planned activities within the cost and schedule constraints of the contract.
•
Conducting performance measurement that shall include establishing an initial plan; defining measurable parameters; defining how these parameters relate to cost and schedule impacts; their approach in providing a detailed schedule that generates a critical path for the project; and a description of the cost-accounting system used or intended to be used based on budget estimates to monitor all costs related to the contract award for both Emergent and subcontractors on a real time basis.

•	Manage contract activities in accordance with Earned Value Management. In this regard, Emergent shall:
o
Provide an Integrated Master Project Plan (including tabular and Gantt forms) to BARDA that clearly indicates the critical path to support product approval. The Integrated Master Project Plan shall outline key, critical path milestones, with "Go/No-Go" decision criteria and a contract Work Breakdown Structure (due within 90 days of contract award with updates as requested by the Contracting Officer's Representative (COR).

o	Submit an updated Integrated Master Schedule in an approved format.
o	Use principles of Earned Value Management System (EVMS) in the management of this contract.
o	Submit a plan for a Performance Measurement Baseline Review (PMBR) electronically via email to the Contracting Officer (CO) and COR for a PBMR to occur within 90 days of contract award.
•	Develop and maintain a risk management plan.
•	Participate in regular meetings to coordinate and oversee the contracting effort.

[**] Non-Clinical Toxicology
Emergent shall conduct safety and toxicology of AV7909 using animal models following Good Laboratory Practice guidelines (GLP: as defined in the U.S. Code of Federal Regulations, 21CFR Part 58), as appropriate. The activities shall include but are not limited to:

[**]

[**] Non-Clinical Efficacy
Emergent shall conduct efficacy, pharmacokinetics/pharmacodynamics, bioavailability, solubility, formulation, dose, route and schedule of the medical countermeasure using both in vitro and animal models following Good Laboratory Practice guidelines (GLP: as defined in the U.S. Code of Federal Regulations, 21 CFR Part 58), as appropriate. The activities shall include but are not limited to:

              [**]

[**] Clinical Evaluation
Emergent shall design and conduct Phase 2 and Phase 3 clinical studies in accordance with all Federal regulations and Good Clinical Practice (GCP) guidelines. The activities shall include but are not limited to:

[**]

[**] Regulatory Activities
Emergent shall conduct all required regulatory activities to support submission of BLA licensure for AV7909. The activities shall include but are not limited to:

[**]

[**] - Chemistry and Manufacturing Controls (CMC)
Emergent shall complete the manufacturing activities necessary to support BLA submission. The activities shall include but are not limited to:

[**]

1.4	CLIN 0001A - Conduct of a Phase 2 clinical [**] study or other studies required by the FDA [**] (Option)

This section identifies representative tasks and sub-tasks for CLIN 0001A with associated WBS code for each task or subtask.

[**] Program Management
Emergent shall provide program management activities. The activities shall include but are not limited to:

•
Identification of and management to, distinct stages of the product development pathway that are gates for Go/No Go decisions for advancing to the next stage of the Integrated Product Development Plan.

•
Establishment of and tracking of milestones and timelines for the initiation conduct, and completion of product development activities for each stage with a budget (in direct costs) linked to each stage.

•	Ongoing evaluation of qualitative and quantitative criteria and accompanying data used to assess the scientific merit and technical feasibility of proceeding to the next stage of product development.

•	Maintaining and managing staff (in-house and contracted) to assure the necessary expertise and dedicated effort to perform the work.
•	Directing and overseeing subcontractors and consultants to assure successful performance of planned activities within the cost and schedule constraints of the contract.
•
Conducting performance measurement that shall include establishing an initial plan; defining measurable parameters; defining how these parameters relate to cost and schedule impacts; their approach in providing a detailed schedule that generates a critical path for the project; and a description of the cost-accounting system used or intended to be used based on budget estimates to monitor all costs related to the contract award for both Emergent and subcontractors on a real time basis.

•	Manage contract activities in accordance with Earned Value Management. In this regard, Emergent shall:
o
Provide an Integrated Master Project Plan (including tabular and Gantt forms) to BARDA that clearly indicates the critical path to support product approval. The Integrated Master Project Plan shall outline key, critical path milestones, with "Go/ No Go" decision criteria and a contract Work Breakdown Structure (due within 90 days of contract award with updates as requested by the Contracting Officer's Representative (COR).
o	Submit an updated Integrated Master Schedule in an approved format.
o	Use principles of Earned Value Management System (EVMS) in the management of this contract.
o	Submit a plan for a Performance Measurement Baseline Review (PMBR) electronically via email to the Contracting Officer (CO) and COR for a PBMR to occur within 90 days of contract award.
•	Develop and maintain a risk management plan.
•	Participate in regular meetings to coordinate and oversee the contracting effort.

[**] Clinical Evaluation
Emergent shall design and conduct a Phase 2 clinical study in accordance with all Federal regulations and Good Clinical Practice (GCP) guidelines unless other studies are required by the FDA [**]. The activities shall include, but are not limited to:

•	[**] - AVA.214 Phase 2 [**] Study

[**] - Chemistry and Manufacturing Controls (CMC)
Emergent shall complete the manufacturing activities necessary to support AVA.214 Phase 2 [**] Study. The activities below are specific to conducting a Phase 2 [**] clinical study. If the FDA requires an alternate strategy for [**], the activities below may no longer be applicable. Upon new guidance from the FDA, Emergent will update the SOW accordingly.

[**]

1.5	CLIN 0002 - Initial purchase, storage, and delivery of product (Base)
Emergent shall deliver 2,000,000 doses of AV7909 within [**] after EUA pre-authorization approval by FDA.

1.	6 CLIN 0003 - Phase 4 post marketing requirements (Option)
[**].

Program Management
Emergent shall provide program management activities. The activities shall include but are not limited to:

•
Identification of and management to, distinct stages of the product development pathway that are gates for Go/No Go decisions for advancing to the next stage of the Integrated Product Development Plan.

•
Establishment of and tracking of milestones and timelines for the initiation conduct, and completion of product development activities for each stage with a budget (in direct costs) linked to each stage.

•	Ongoing evaluation of qualitative and quantitative criteria and accompanying data used to assess the scientific merit and technical feasibility of proceeding to the next stage of product development.
•	Maintaining and managing staff (in-house and contracted) to assure the necessary expertise and dedicated effort to perform the work.
•	Directing and overseeing subcontractors and consultants to assure successful performance of planned activities within the cost and schedule constraints of the contract.
•
Conducting performance measurement that shall include establishing an initial plan; defining measurable parameters; defining how these parameters relate to cost and schedule impacts; their approach in providing a detailed schedule that generates a critical path for the project; and a description of the cost-accounting system used or intended to be used based on budget estimates to monitor all costs related to the contract award for both Emergent and subcontractors on a real time basis.

•	Manage contract activities in accordance with Earned Value Management. In this regard, Emergent shall:
o
Provide an Integrated Master Project Plan (including tabular and Gantt forms) to BARDA that clearly indicates the critical path to support product approval. The Integrated Master Project Plan shall outline key, critical path milestones, with "Go/No Go" decision criteria and a contract Work Breakdown Structure (due within 90 days of contract award with updates as requested by the Contracting Officer's Representative (COR).

o	Submit an updated Integrated Master Schedule in an approved format.
o	Use principles of Earned Value Management System (EVMS) in the management of this contract.
o	Submit a plan for a Performance Measurement Baseline Review (PMBR) electronically via email to the Contracting Officer (CO) and COR for a PBMR to occur within 90 days of contract award.
•	Develop and maintain a risk management plan.
•	Participate in regular meetings to coordinate and oversee the contracting effort.

[**]

1.7	CLIN 0004 - Surge Capacity – Additional procurement of product (Option)
Emergent shall deliver up to 25 million dose regimens (equivalent to 50 million doses of AV7909). This option may be triggered after EUA pre-authorization approval by FDA, which is currently linked to release of PPQ lots, and deliveries will start within [**] after trigger.

1.8	Reporting Requirements and Deliverables Reports
As part of the work to be performed under this contract, Emergent will prepare and deliver the following reports throughout the period of performance.

Monthly Technical Progress Reports
On the fifteenth (15) day of each month for the previous calendar month, Emergent will submit to the COR and the CO a Technical Progress Report covering the previous calendar month. The first reporting period consists of the first full month of performance plus any fractional part of the initial month.
Thereafter, the reporting period will consist of each calendar month. The frequency of Technical Progress Reporting will be determined by the CO and COR during negotiations of the contract. The format and type of Technical Progress Report and Executive Summary will be provided by the COR. The Technical Progress Reports will summarize progress for the reporting period, such as: management and administrative updates, technical progress, issues, proposed work, manufacturing and supply chain management, and a summary of invoices. A Technical Progress Report will not be required for the period when the same month Annual Progress Reports or a Final Report are due. Emergent will submit one copy of the Technical Progress Report electronically via e-mail to the CO and COR.

Annual Progress Reports
On the thirtieth (30th) calendar day following the last day of each reporting period, Emergent will submit to the COR and the CO an Annual Progress Report. The first reporting period consists of the first full year of performance plus any fractional part of the initial year. Thereafter, the reporting period shall consist of each calendar year. Annual Progress Reports will summarize progress for the reporting period, such as: management and administrative updates, technical progress, issues, proposed work, manufacturing and supply chain management, and a summary of invoices. An Annual Progress Report will not be required for the period when the Final Technical Progress Report is due.

Draft Final Report and Final Report
Emergent will submit the Draft Final Progress Report forty-five (45) calendar days prior to the expiration date of the contract and the Final Progress Report on or before the expiration date of the contract. These reports will include a summation of the work performed and results obtained for execution of various studies or technical work packages during the entire contract period of performance. This report will be in sufficient detail to describe comprehensively the results achieved. An electronic copy of the Draft Final Report and Final Report will be submitted to the COR and CO.

FDA Regulatory Agency Correspondence, Meeting Summaries, and Submissions
With regard to interactions with the FDA, Emergent shall:
•	Forward the initial draft minutes to BARDA within five business days of any formal meeting with the FDA or other regulatory agency, and forward the final minutes when available.

•	Forward the initial draft minutes to BARDA within five business days of any informal meeting with the FDA or other regulatory agency, and forward the final minutes when available and if applicable.
•
Forward the dates and times of any meeting with the FDA and other regulatory agencies to BARDA as soon as the meeting times are known and make arrangements for appropriate BARDA staff to attend the meetings.

•
Provide BARDA the opportunity to review and comment upon any documents to be submitted to the FDA or other regulatory agency. Emergent will provide BARDA with five (5) business days in which to review and provide comments prior to Emergent's submission to the FDA.

Emergent will notify the COR and CO within 24 hours of all FDA arrivals to conduct site visits/audits by any regulatory agency and provide the USG with an exact copy (non-redacted) of the FDA Form 483 and the Establishment Inspection Report (EIR). Emergent will provide the COR and CO copies of the plan for addressing areas of non-conformance to FDA regulations for Good Laboratory Practice (GLP) guidelines as identified in the audit report, status updates during the plans execution, and a copy of all final responses to the FDA. Emergent will also provide redacted copies of any FDA audits received from subcontractors that occur as a result of this contract or for this product. Emergent will make arrangements with the COR for the appropriate BARDA representative(s) to be present during the final debrief by the regulatory inspector.

Key Deliverables
A summary of Key Deliverables for this contract follow
No.	Deliverable	Description	Due Date
01	Monthly Progress Report
Shall include a description of the activities during the reporting period and the activities planned for the ensuing reporting period. The first reporting period consists of the first full month of performance plus any fractional part of the initial month. Thereafter, the reporting period shall consist of each calendar month.
Due on or before the 15th day of each month following the end of each reporting period. Monthly progress reports are not required in the same month Annual Progress reports or a Final Report are due.
02	Annual Progress Report
Shall include a summation of the activities during the reporting period, and the activities planned for the ensuing reporting period. The first reporting period consists of the first full year of performance plus any fractional part of the initial year. Thereafter, the reporting period shall consist of each calendar year.
Due on or before the 30th calendar day following the end of each reporting period.
03	Draft Final Progress Report
To include a summation of the work performed and results obtained for execution of various studies or technical work packages during entire contract period of performance. Shall be in sufficient detail to describe comprehensively the results achieved.
Due 45 Calendar days prior to the expiration date of the contract.
04	Final Progress Report
To include a summation of the work performed and results obtained for execution of various studies or technical work packages during entire contract period of performance. Shall be in sufficient detail to describe comprehensively the results achieved.
Due on/before the expiration date of the contract.
05	FDA/Regulatory Agency Correspondence and Meeting Minutes
The Contractor shall forward initial draft minutes and final draft minutes of any formal or informal meeting with the FDA or other regulatory agency. The contractor shall forward the dates and times of any meeting with the FDA and other regulatory agencies as soon as the meeting times are known and make arrangements for appropriate BARDA staff to attend the meetings. The Contractor shall provide BARDA the opportunity to review and comment upon any documents to be submitted to the FDA or other regulatory agency. The Contractor shall forward SOPs upon request from the COR. The contractor shall notify the COR and CO within 24 hours of all FDA arrivals to conduct sitevisits/audits by any regulatory agency, and provide copies of any associated reports, documentation, or communication.
Due within 5 business days of each meeting for Contractor's minutes, upon receipt of minutes from FDA/ regulatory agency, and upon request from the COR or Co-COR.
06	Integrated Master Project Plan (Critical Path Milestones, Work Breakdown Structure, Risk Mitigation Plan/ Matrix)
The contractor shall provide an Integrated Master Plan (including tabular and Gantt forms) to BARDA that clearly indicates the critical path to annual deliverables (key, critical path milestones, with "Go/No Go" decision criteria) and Work Breakdown Structure (WBS) elements that shall be discernable and consistent. The contractor shall develop and maintain a risk management plan that highlights potential problems and/or issues that may arise during the life of the contract, their impact on cost, schedule and performance, and appropriate remediation plans.
Due within 90 days of contract award. Updates are due as requested by the COR or Co-COR.
07	Technology Packages	Technology packages developed under the contract that includes complete protocols must be submitted at the request of the BARDA COR.	Due upon request from the COR or Co-COR.

No.	Deliverable	Description	Due Date
08	Experimental Protocols	The Contractor shall submit to the COR all study/experiment/test plans, designs, and protocols prior to execution for BARDA approval or upon request by the COR or Co-COR when required.	Due upon request from the COR or Co-COR.
09	Annual/Final Invention Report
All reports and documentation required by FAR Clause 52.227-11, Patent Rights- Ownership by the Contractor, including, but not limited to, the invention disclosure report, the confirmatory license, and the Government support certification. If no invention is disclosed or no activity has occurred on a previously disclosed invention during the applicable reporting period, a negative report shall be submitted to the CO.
Annual Invention Report Due on or before the 30th calendar day after the completion of each reporting period. Final Invention Report due on or before the expiration of the contract.
10	Publications	Any manuscript or scientific meeting abstract containing data generated under this contract must be submitted to COR for review prior to submission.	Due within 30 calendar days for manuscripts prior to publication and 15 calendar days for abstracts.
11	Press Releases
The Contractor agrees to accurately and factually represent the work conducted under this contract in all press releases. The Contractor shall ensure the CO has received and approved an advanced copy of any press release not less than five (5) business days prior to the issuance of any potential press release.
Reports/Notices due for approval to the CO not less than five (5) business days prior to the issuance of any potential press release.
12	Security Report	The contractor shall report to the government any activity or incident that is in violation of established security standards or indicates the loss or theft of government products	Due within 24 hours after occurrence of an activity or incident.
13	Earned Value Management System Requirements
Subject to the requirements under FAR 52.234-4 Earned Value Management System, the Contract shall use principles of Earned Value Management System (EVMS) in the management of this contract (include this plan as part of the monthly, annual, and final reports). The Contractor shall also submit a Performance Measurement Baseline Review plan electronically via email to the CO and COR for a PMBR to occur within 90 days of contract award, and an Integrated Master Schedule electronically via email as outlined in a format agreed upon by BARDA to the COR and CO. The Offeror shall deliver an Earned Value Contract Performance Report on a monthly basis.
As detailed in Section F.3.2 Subpart F.
.

	Milestone #	WBS #	Milestone	Deliverables Summary (Details as specified in the Deliverables)	Quantity	Estimated Completion Date
CLIN 0001	1	[**]	[**]	[**]	1 Electronic Copy to Contract Officer Representative (COR); 1 Electronic Copy to Contracting Officer (CO)	[**]
	2	[**]	[**]	[**]	See Above	[**]
	3	[**]	[**]	[**]	See Above	[**]
	4	[**]	[**]	[**]	See Above	[**]
	5	[**]	[**]	[**]	See Above	[**]
	6	[**]	[**]	[**]	See Above	[**]
	7	[**]	[**]	[**]	See Above	[**]
	8	[**]	[**]	[**]	See Above	[**]
	9	[**]	[**]	[**]	See Above	[**]
	10	[**]	[**]	[**]	See Above	[**]
	11	[**]	[**]	[**]	See Above	[**]
	12	[**]	[**]	[**]	See Above	[**]
CLIN 0002	16	-	Completion of delivery of 2 million doses of AV7909	Delivery of 2 million doses of AV7909	See Above	[**]

ATTACHMENT #2

INVOICE/FINANCING REQUEST INSTRUCTIONS - FOR COST-REIMBURSEMENT TYPE CONTRACTS

Format: Payment requests shall be submitted on the Contractor's self-generated form in the manner and format prescribed herein and as illustrated in the Sample Invoice/Financing Request. Standard Form 1034, Public Voucher for Purchases and Services Other Than Personal, may be used in lieu of the Contractor's self-generated form provided it contains all of the information shown on the Sample Invoice/Financing Request. DO NOT include a cover letter with the payment request.
Number of Copies: Payment requests shall be submitted in the quantity specified in the Invoice Submission Instructions in Section G of the Contract Schedule.

Frequency: Payment requests shall not be submitted more frequently than once every two weeks in accordance with the Allowable Cost and Payment Clause incorporated into this contract. Small business concerns may submit invoices/financing requests more frequently than every two weeks when authorized by the Contracting Officer.

Cost Incurrence Period: Costs incurred must be within the contract performance period or covered by pre-contract cost provisions.

Billing of Costs Incurred: If billed costs include (1) costs of a prior billing period, but not previously billed, or (2) costs incurred during the contract period and claimed after the contract period has expired, the Contractor shall site the amount(s) and month(s) in which it incurred such costs.

Contractor's Fiscal Year: Payment requests shall be prepared in such a manner that the Government can identify costs claimed with the Contractor's fiscal year.

Currency: All BARDA contracts are expressed in United States dollars. When the Government pays in a currency other than United States dollars, billings shall be expressed, and payment by the Government shall be made, in that other currency at amounts coincident with actual costs incurred. Currency fluctuations may not be a basis of gain or loss to the Contractor. Notwithstanding the above, the total of all invoices paid under this contract may not exceed the United States dollars authorized.

Costs Requiring Prior Approval: Costs requiring the Contracting Officer's approval, including those set forth in an Advance Understanding in the contract, shall be identified and reference the Contracting Officer's Authorization (COA) Number. In addition, the Contractor shall show any cost set forth in an Advance Understanding as a separate line item on the payment request.

Invoice/Financing Request Identification: Each payment request shall be identified as either:

(a)	Interim Invoice/Contract Financing Request: These are interim payment requests submitted during the contract performance period.

(b)
Completion Invoice: The completion invoice shall be submitted promptly upon completion of the work, but no later than one year from the contract completion date, or within 120 days after settlement of the final indirect cost rates covering the year in which the contract is physically complete (whichever date is later). The Contractor shall submit the completion invoice when all costs have been assigned to the contract and it completes all performance provisions.

(c)	Final Invoice: A final invoice may be required after the amounts owed have been settled between the Government and the Contractor (e.g., resolution of all suspensions and audit exceptions).

Preparation and Itemization of the Invoice/Financing Request: The Contractor shall furnish the information set forth in the instructions below. The instructions are keyed to the entries on the Sample Invoice/Financing Request.

(a)	Designated Billing Office Name and Address: Enter the designated billing office name and address, as identified in the Invoice Submission Instructions in Section G of the Contract Schedule.

(b)
Contractor's Name, Address, Point of Contact, VIN, and DUNS or DUNS+4 Number: Show the Contractor's name and address exactly as they appear in the contract, along with the name, title, phone number, and e-mail address of the person to notify in the event of an improper invoice or, in the case of payment by method other than Electronic Funds Transfer, to whom payment is to be sent. Provide the Contractor's Vendor Identification Number (VIN), and Data Universal Numbering System (DUNS) number or DUNS+4. The DUNS number must identify the Contractor's name and address exactly as stated on the face page of the contract. When an approved assignment has been made by the Contractor, or a different payee has been designated, provide the same         information for the payee as is required for the Contractor (i.e., name, address, point of contact, VIN, and DUNS).

(c)	Invoice/Financing Request Number: Insert the appropriate serial number of the payment request.

(d)	Date Invoice/Financing Request Prepared: Insert the date the payment request is prepared.

(e)	Contract Number and Order Number (if applicable): Insert the contract number and order number (if applicable).

(f)	Effective Date: Insert the effective date of the contract or if billing under an order, the effective date of the order.

(g)
Total Estimated Cost of Contract/Order: Insert the total estimated cost of the contract, exclusive of fixed-fee. If billing under an order, insert the total estimated cost of the order, exclusive of fixed- fee. For incrementally funded contracts/orders, enter the amount currently obligated and available for payment.

(h)	Total Fixed-Fee: Insert the total fixed-fee (where applicable) or the portion of the fixed-fee applicable to a particular invoice as defined in the contract.

(i)
Two-Way/Three-Way Match: Identify whether payment is to be made using a two-way or three- way match. To determine required payment method, refer to the Invoice Submission Instructions in Section G of the Contract Schedule.

(j)	Office of Acquisitions: Insert the name of the Office of Acquisitions, as identified in the Invoice Submission Instructions in Section G of the Contract Schedule.

(k)	Central Point of Distribution: Insert the Central Point of Distribution, as identified in the Invoice Submission Instructions in Section G of the Contract Schedule.

(l)	Billing Period: Insert the beginning and ending dates (month, day, and year) of the period in which costs were incurred and for which reimbursement is claimed.

(m)	Amount Billed - Current Period: Insert the amount claimed for the current billing period by major cost element, including any adjustments and fixed-fee. If the Contract Schedule contains separately priced line items, identify the contract line item(s) on the payment request and include a separate breakdown (by major cost element) for each line item.

(n)
Amount Billed - Cumulative: Insert the cumulative amounts claimed by major cost element, including any adjustments and fixed-fee. If the Contract Schedule contains separately priced line items, identify the contract line item(s) on the payment request and include a separate breakdown (by major cost element) for each line item.

(o)	Direct Costs: Insert the major cost elements. For each element, consider the application of the paragraph entitled "Costs Requiring Prior Approval" on page 1 of these instructions.

(1)
Direct Labor: Include salaries and wages paid (or accrued) for direct performance of the contract. List individuals by name, title/position, hourly/annual rate, level of effort (actual hours or % of effort), breakdown by task performed by personnel, and amount claimed.

(2)	Fringe Benefits: List any fringe benefits applicable to direct labor and billed as a direct cost. Do not include in this category fringe benefits that are included in indirect costs.

(3)	Accountable Personal Property: Include any property having a unit acquisition cost of
$5,000 or more, with a life expectancy of more than two years, and sensitive property regardless of cost (see the HHS Contractor's Guide for Control of Government Property)(e.g. personal computers). Note this is not permitted for reimbursement without pre-authorization from the CO.

On a separate sheet of paper attached to the payment request, list each item for which reimbursement is requested. Include reference to the following (as applicable):

-	Item number for the specific piece of equipment listed in the Property Schedule, and

-	COA number, if the equipment is not covered by the Property Schedule.

The Contracting Officer may require the Contractor to provide further itemization of property having specific limitations set forth in the contract.

(4)	Materials and Supplies: Include all consumable material and supplies regardless of amount. Detailed line-item breakdown (e.g. receipts, quotes, etc.) is required.

(5)	Premium Pay: List remuneration in excess of the basic hourly rate.

(6)	Consultant Fee: List fees paid to consultants. Identify consultant by name or category as set forth in the contract or COA, as well as the effort (i.e., number of hours, days, etc.) and rate billed.

(7)
Travel: Include domestic and foreign travel. Foreign travel is travel outside of Canada, the United States and its territories and possessions. However, for an organization located outside Canada, the United States and its territories and possessions, foreign travel means travel outside that country. Foreign travel must be billed separately from domestic travel.

(8)
Subcontract Costs: List subcontractor(s) by name and amount billed. Provide subcontract invoices/receipts as backup documentation. If subcontract is of the cost-reimbursement variety, detailed breakdown will be required. Regardless, include backup documentation (e.g. subcontractor invoices, quotes, etc.).

(9)	Other: Include all other direct costs not fitting into an aforementioned category. If over
$1,000, list cost elements and dollar amounts separately. If the contract contains restrictions on any cost element, that cost element must be listed separately.

(p)	Cost of Money (COM): Cite the COM factor and base in effect during the time the cost was incurred and for which reimbursement is claimed, if applicable.

(q)	Indirect Costs: Identify the indirect cost base (IDC), indirect cost rate, and amount billed for each indirect cost category.

(r)	Fixed-Fee: Cite the formula or method of computation for fixed-fee, if applicable. The fixed-fee must be claimed as provided for by the contract.

(s)	Total Amounts Claimed: Insert the total amounts claimed for the current and cumulative periods.

(t)	Adjustments: Include amounts conceded by the Contractor, outstanding suspensions, and/or disapprovals subject to appeal.

(u)	Grand Totals

(v)
Certification of Salary Rate Limitation: If required by the contract (see Invoice Submission Instructions in Section G of the Contract Schedule), the Contractor shall include the following certification at the bottom of the payment request:

"I hereby certify that the salaries billed in this payment request are in compliance with the Salary Rate Limitation Provisions in Section H of the contract."

**Note the Contracting Officer may require the Contractor to submit detailed support for costs claimed on payment requests. Every cost must be determined to be allocable, reasonable, and allowable per FAR Part 31.

ATTACHMENT #3

INVOICE/FINANCING REQUEST INSTRUCTIONS FOR FIXED PRICE TYPE CONTRACTS

General The Contractor shall submit vouchers or invoices as prescribed herein.

Format Standard Form l034, Public Voucher for Purchases and Services Other Than Personal, and Standard Form l035, Public Voucher for Purchases and Services Other than Personal--Continuation Sheet, and the payee's letterhead or self-designed form should be used to submit claims for reimbursement.

Number of Copies: As indicated in the contract.

Frequency Invoices submitted in accordance with the Payment Clause shall be submitted monthly upon delivery of goods or services unless otherwise authorized by the Contracting Officer.

Preparation and Itemization of the Invoice The invoice shall be prepared as follows:

(a)	Designated Billing Office and address: HHS/ASPR/BARDA
330 Independence Ave, Room G640 Washington DC 20201
ATTN: Contracting Officer

(b)	Invoice Number

(c)	Date of Invoice

(d)	Contract number and date

(e)
Payee's name and address. Show the Contractor's name (as it appears in the contract), correct address, and the title and phone number of the responsible official to whom payment is to be sent. When an approved assignment has been made by the Contractor, or a different payee has been designated, then insert the name and address of the payee instead of the Contractor.

(f)	Description of goods or services, quantity, unit price, (where appropriate), and total amount.

(g)	Charges for freight or express shipments other than F.O.B. destination. (If shipped by freight or express and charges are more than $25, attach prepaid bill.)

(h)
Equipment - If there is a contract clause authorizing the purchase of any item of equipment, the final invoice must contain a statement indicating that no item of equipment was purchased or include a completed form HHS-565, Report of Capitalized Nonexpendable Equipment.

Currency: Where payments are made in a currency other than United States dollars, billings on the contract shall be expressed, and payment by the United States Government shall be made, in that other currency at amounts coincident with actual costs incurred. Currency fluctuations may not be a basis of gain or loss to the Contractor. Notwithstanding the above, the total of all invoices paid under this contract may not exceed the United States dollars authorized.
ATTACHMENT #4 - SAMPLE INVOICE FORM
Company Name

This invoice represents reimbursable costs for the period from
		Amount Billed
Expenditure Category		Current	Cumulative	Contract Value
Direct Costs:
Direct Labor
Fringe Benefits	0.00%
Total Labor Costs:

Overhead	0.00%

Travel
Subcontracts
Consultant Fees
Materials and Supplies
Other
Total Direct Costs

G&A Rate	0.00%

Subtotal:

Fixed Fee	0.0

Total Amount Claimed

Adjustments

Grand Total		$-
I certify that all payments requested are for appropriate purposes and in accordance with the contract.

Name/signature of signatory authority for invoicing

ATTACHMENT #5

RESEARCH PATIENT CARE COSTS

(a)	Research patient care costs are the costs of routine and ancillary services provided to patients participating in research programs described in this contract.

(b)
Patient care costs shall be computed in a manner consistent with the principles and procedures used by the Medicare Program for determining the part of Medicare reimbursement based on reasonable costs. The Diagnostic Related Group (DRG) prospective reimbursement method used to determine the remaining portion of Medicare reimbursement shall not be used to determine patient care costs. Patient care rates or amounts shall be established by the Secretary of HHS or his duly authorized representative.

(c)
Prior to submitting an invoice for patient care costs under this contract, the Contractor must make every reasonable effort to obtain third party payment, where third party payors (including Government agencies) are authorized or are under a legal obligation to pay all or a portion of the charges incurred under this contract for patient care.

(d)	The Contractor must maintain adequate procedures to identify those research patients participating in this contract who are eligible for third party reimbursement.

(e)	Only those charges not recoverable from third party payors or patients and which are consistent with the terms and conditions of the contract are chargeable to this contract.

Attachment 6

REPORT OF GOVERNMENT OWNED, CONTRACTOR HELD PROPERTY
CONTRACTOR:					CONTRACT NUMBER:
ADDRESS:					REPORT DATE:
ADDRESS1:
ADDRESS2:					FISCAL YEAR:
CITY:
STATE:
ZIP:
CLASSIFICATION	BEGINNING OF PERIOD		ADJUSTMENTS			END OF PERIOD
	#ITEMS	VALUE	GFP ADDED	CAP ADDED	DELETIONS	#ITEMS	VALUE
LAND >=$25K
LAND <$25K
OTHER REAL >=$25K
OTHER REAL <$25K
PROPERTY UNDER CONST >=$25K
PROPERTY UNDER CONST <$25K
PLANT EQUIP >=$25K
PLANT EQUIP <$25K
SPECIAL TOOLING >=$25K
SPECIAL TOOLING <$25K
SPECIAL TEST EQUIP >=$25K
SPECIAL TEST EQUIP <$25K
AGENCY PECULIAR >=$25K
AGENCY PECULIAR <$25K
MATERIAL >=$25K (CUMULATIVE)
PROPERTY UNDER MFR >=$25K
PROPERTY UNDER MFR <$25K
SIGNED BY:
SIGNATURE			DATE SIGNED:
NAME PRINTED			Email
TITLE			TELEPHONE

Report of Government Owned, Contractor Held Property (Rev 10/2014)

_____________
_______________________
Attachment 7
DISCLOSURE OF LOBBYING ACTIVITIES                          Approved by OMB
Complete this form to disclose lobbying activities pursuant to 31 U.S.C. 1352 0348-0046
_________
_________
______________
(See reverse for public burden disclosure.)
1. Type of Federal Action: a. contract b. grant c. cooperative agreement d. loan e. loan guarantee f. loan insurance	2. Status of Federal Action: a. bid/offer/application b. initial award c. post-award	3. Report Type: a. initial filing b. material change For Material Change Only: year quarter date of last report
4. Name and Address of Reporting Entity: Prime Subawardee Tier , if known : Congressional District, if known :	5. If Reporting Entity in No. 4 is a Subawardee, Enter Name and Address of Prime: Congressional District, if known :
6. Federal Department/Agency:	7. Federal Program Name/Description: CFDA Number, if applicable :______________
8. Federal Action Number, if known :	9. Award Amount, if known : $
10. a. Name and Address of Lobbying Registrant b. Individuals Performing Services (including address if
( if individual, last name, first name, MI ):	different from No. 10a ) (last name, first name, MI ):

11. Information requested through this form is authorized by title 31 U.S.C. section 1352. This disclosure of lobbying activities is  a material representation of fact upon which reliance was placed by the tier above when this transaction was made or entered into. This disclosure is required pursuant to 31 U.S.C. 1352. This information will be available for public inspection. Any person who fails to file the required disclosure  shall be subject to a civil penalty of not less than $10,000 and not more than $100,000 for each such failure.
Signature: Print Name: Title: Telephone No.: Date:
Federal Use Only:	Authorized for Local Reproduction Standard Form LLL (Rev. 7-97)

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INSTRUCTIONS FOR COMPLETION OF SF-LLL, DISCLOSURE OF LOBBYING ACTIVITIES
This disclosure form shall be completed by the reporting entity, whether subawardee or prime Federal recipient, at the initiation or receipt of a covered Federal action, or a material change to a previous filing, pursuant to title 31 U.S.C. section 1352. The filing of a form is required for each payment or agreement to make payment to any lobbying entity for influencing or attempting to influence an officer or employee of any agency, a Member of Congress, an officer or employee of Congress, or an employee of a Member of Congress in connection with a covered Federal action. Complete all items that apply for both the initial filing and material change report. Refer to the implementing guidance published by the Office of Management and Budget for additional information.

1.	Identify the type of covered Federal action for which lobbying activity is and/or has been secured to influence the outcome of a covered Federal action.

2.	Identify the status of the covered Federal action.

3.
Identify the appropriate classification of this report. If this is a follow up report caused by a material change to the information previously reported, enter the year and quarter in which the change occurred. Enter the date of the last previously submitted report by this reporting entity for this covered Federal action.

4.
Enter the full name, address, city, State and zip code of the reporting entity. Include Congressional District, if known. Check the appropriate classification of the reporting entity that designates if it is, or expects to be, a prime or subaward recipient. Identify the tier of the subawardee, e.g., the first subawardee of the prime is the 1st tier. Subawards include but are not limited to subcontracts, subgrants and contract awards under grants.

5.
If the organization filing the report in item 4 checks "Subawardee," then enter the full name, address, city, State and zip code of the prime Federal recipient. Include Congressional District, if known.

6.
Enter the name of the Federal agency making the award or loan commitment. Include at least one organizational level below agency name, if known. For example, Department of Transportation, United States Coast Guard.

7.
Enter the Federal program name or description for the covered Federal action (item 1). If known, enter the full Catalog of Federal Domestic Assistance (CFDA) number for grants, cooperative agreements, loans, and loan commitments.

8.
Enter the most appropriate Federal identifying number available for the Federal action identified in item 1 (e.g., Request for Proposal (RFP) number; Invitation for Bid (IFB) number; grant announcement number; the contract, grant, or loan award number; the application/proposal control number assigned by the Federal agency). Include prefixes, e.g., "RFP-DE-90-001."

9.
For a covered Federal action where there has been an award or loan commitment by the Federal agency, enter the Federal amount of the award/loan commitment for the prime entity identified in item 4 or 5.

10.
(a) Enter the full name, address, city, State and zip code of the lobbying registrant under the Lobbying Disclosure Act of 1995 engaged by the reporting entity identified in item 4 to influence the covered Federal action.

(b) Enter the full names of the individual(s) performing services, and include full address if different from 10 (a). Enter Last Name, First Name, and Middle Initial (MI).

11.	The certifying official shall sign and date the form, print his/her name, title, and telephone number.

According to the Paperwork Reduction Act, as amended, no persons are required to respond to a collection of information unless it displays a valid OMB Control Number. The valid OMB control number for this information collection is OMB No. 0348-0046. Public reporting burden for this collection of information is estimated to average 10 minutes per response, including time for reviewing instructions, searching existing data sources, gathering and maintaining the data needed, and completing and reviewing the collection of information. Send comments regarding the burden estimate or any other aspect of this collection of information, including suggestions for reducing this burden, to the Office of Management and Budget, Paperwork Reduction Project (0348-0046), Washington, DC 20503.

Cumulative Inclusion Enrollment Report
This report format should NOT be used for collecting data from study participants.
Study Title:
Comments:
Racial Categories	Ethnic Categories									Total
	Not Hispanic or Latino			Hispanic or Latino			Unknown/Not Reported Ethnicity
	Female	Male	Unknown/ Not Reported	Female	Male	Unknown/ Not Reported	Female	Male	Unknown/ Not Reported
American Indian/ Alaska Native										0
Asian										0
Native Hawaiian or Other Pacific Islander										0
Black or African American										0
White										0
More Than One Race										0
Unknown or Not Reported										0
Total	0	0	0	0	0	0	0	0	0	0

PHS 398 / PHS 2590 (Rev. 08/12 Approved Through 8/31/2015)                                      OMB No. 0925-0001/0002
Page               Cumulative Inclusion Enrollment Report